Exhibit 1.1

Execution Copy

9,750,000

JGWPT Holdings Inc.

Class A Common Stock

UNDERWRITING AGREEMENT

November 8, 2013

BARCLAYS CAPITAL INC.

CREDIT SUISSE SECURITIES (USA) LLC

As Representatives of the several

Underwriters named in Schedule I attached hereto,

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York  10010

Ladies and Gentlemen:

JGWPT Holdings Inc., a Delaware corporation (the “Issuer”), proposes to issue and sell 9,750,000 shares (the “Firm Stock”) of the Issuer’s Class A common stock, par value $0.00001 per share (the “Common Stock”).  In addition, the Issuer proposes to grant to the underwriters (the “Underwriters”) named in Schedule I attached to this agreement (this “Agreement”) an option to purchase up to 1,462,500 additional shares of the Common Stock on the terms set forth in Section 2 (the “Option Stock”).  The Firm Stock and the Option Stock, if purchased, are hereinafter collectively called the “Stock.”  This Agreement is to confirm the agreement concerning the purchase of the Stock from the Issuer by the Underwriters.

Concurrent with the offering contemplated by this Agreement, the Issuer will engage in the transactions described in the most recent Preliminary Prospectus (as defined below) under the caption “The Transactions” (all such transactions, collectively, the “Restructuring”), including the purchase of common interests (the “Common Interests”) in the newly formed Delaware limited liability company to be renamed JGPWT Holdings immediately after the merger described below with the net proceeds of the sale of Stock hereunder.  The Issuer will purchase 9,750,000 newly issued Common Interests at a price per Common Interest equal to the price per share of the Stock sold to the Underwriters hereunder.

The Issuer, together with (i) the current company named JGWPT Holdings, LLC, a Delaware limited liability company (“JGWPT Holdings”) which will merge with and into a newly formed Delaware limited liability company immediately prior to the consummation of the sale of the Stock hereunder, which newly formed Delaware limited liability company will survive such merger and be renamed JGWPT Holdings, LLC, with all agreements and obligations of the current company named JGWPT Holdings, LLC surviving, including with respect to this Agreement, in connection with the Restructuring,  (“New JGWPT Holdings”) and (ii) J.G. Wentworth, LLC, a Delaware limited liability company (“J.G. Wentworth”), are herein referred to as the “JGW Parties”.

1.     Representations, Warranties and Agreements of the Issuer and J.G. Wentworth.  Each of the Issuer and J.G. Wentworth, jointly and severally, represents, warrants and agrees that:

(a)           A registration statement on Form S-1 (File No. 333-191585) relating to the Stock (i) has been prepared by the Issuer in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Securities and Exchange Commission (the “Commission”); (ii) has been filed with the Commission under the Securities Act and (iii) has been declared effective by the Commission under the Securities Act.  Copies of such registration statement and any amendment thereto have been delivered by the Issuer to you as the representatives (the “Representatives”) of the Underwriters.  The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or  threatened by the Commission.  As used in this Agreement:

(i)            “Applicable Time” means 10:45 a.m. (New York City time) on November 8, 2013;

(ii)           “Effective Date” means the date and time as of which such registration statement, or the most recent post-effective amendment thereto, was declared effective by the Commission;

(iii)          “Issuer Free Writing Prospectus” means each “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act);

(iv)          “Preliminary Prospectus” means any preliminary prospectus relating to the Stock included in such registration statement or filed with the Commission pursuant to Rule 424(b) under the Securities Act;

(v)           “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with the information included in Schedule III hereto and each Issuer Free Writing Prospectus filed or used by the Issuer on or before the Applicable Time, other than a road show that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 under the Securities Act

(vi)          “Prospectus” means the final prospectus relating to the Stock, as filed with the Commission pursuant to Rule 424(b) under the Securities Act; and

(vii)         “Registration Statement” means such registration statement, as amended as of the Effective Date, including any Preliminary Prospectus or the

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Prospectus, all exhibits to such registration statement and including the information deemed by virtue of Rule 430A under the Securities Act to be part of such registration statement as of the Effective Date.

(viii)        “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

(ix)          “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

(b)           From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Issuer engaged directly or through any Person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Issuer has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(c)           The Issuer (i) has not engaged in any Testing-the-Waters Communication and (ii) has not authorized anyone to engage in Testing-the-Waters Communications.  The Issuer has not distributed or approved for distribution any Written Testing-the-Waters Communications.

(d)           The Issuer was not at the time of initial filing of the Registration Statement and at the earliest time thereafter that the Issuer or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Stock, is not on the date hereof and will not be on the applicable Delivery Date, an “ineligible issuer” (as defined in Rule 405 under the Securities Act).

(e)           The Registration Statement conformed and will conform in all material respects on the Effective Date and on the applicable Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the rules and regulations thereunder.  The most recent Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) under the Securities Act and on the applicable Delivery Date to the requirements of the Securities Act and the rules and regulations thereunder.

(f)            The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Issuer through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

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(g)           The Prospectus will not, as of its date or as of the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Issuer through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(h)           The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Issuer through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(i)            Each Issuer Free Writing Prospectus listed in Schedule III hereto, when taken together with the Pricing Disclosure Package, did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from such Issuer Free Writing Prospectus listed in Schedule IV hereto in reliance upon and in conformity with written information furnished to the Issuer through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(j)            Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the rules and regulations thereunder on the date of first use, and the Issuer has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Securities Act and rules and regulations thereunder.  The Issuer has not made any offer relating to the Stock that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives, except as set forth on Schedule III hereto.  The Issuer has retained in accordance with the Securities Act and the rules and regulations thereunder all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Securities Act and the rules and regulations thereunder.  The Issuer has taken all actions necessary so that any “road show” (as defined in Rule 433 under the Securities Act) in connection with the offering of the Stock will not be required to be filed pursuant to the Securities Act and the rules and regulations thereunder.

(k)           Each of the JGW Parties has been duly organized, is validly existing and in good standing as a company with limited liability, corporation or other business entity, as applicable, under the laws of its jurisdiction of organization and is duly qualified to do business and in good standing as a foreign corporation or other business entity in each

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jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification.  Immediately following the consummation of the Restructuring, Issuer will not own or control, directly or indirectly, any corporation, association or other entity other than the entities listed on Schedule V hereto (collectively, the “Closing Subsidiaries”).  Each of the Closing Subsidiaries has been duly organized, is validly existing and in good standing as a company with limited liability, corporation or other business entity, as applicable, under the laws of its jurisdiction of organization and is duly qualified to do business and in good standing as a foreign corporation or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing would not, in the aggregate, reasonably be expected to have a material adverse effect on (i) the condition (financial or otherwise), results of operations, stockholders’ equity, properties, business or prospects of the Issuer, J.G. Wentworth and the Closing Subsidiaries, individually or taken as a whole as of the date hereof or, (ii) the condition (financial or otherwise), results of operations, stockholders’ equity, properties, the business or prospects of the Issuer, the other JGW Parties and the Closing Subsidiaries, individually or taken as a whole after giving effect to the Restructuring  (a “Material Adverse Effect”).  After giving effect to the Restructuring, each of the JGW Parties and the Closing Subsidiaries will have, all corporate, limited liability or limited partnership, as the case may be, power and authority necessary to own or hold its properties and, in the case of J.G. Wentworth and the Closing Subsidiaries, to conduct the businesses in which it is engaged or, in the case of the Issuer and New JGWPT Holdings, to conduct the business in which it will be engaged upon consummation of the Restructuring.  The subsidiaries listed in Exhibit 21 to the Registration Statement are the only “significant subsidiaries” as defined in Rule 1-02(w) of Regulation S-X under the Exchange Act.

(l)            The Issuer has an authorized capitalization as set forth in each of the most recent Preliminary Prospectus and the Prospectus, and all of the outstanding equity interests of the Issuer have, or after giving effect to the Restructuring will have, been duly authorized and validly issued, are fully paid and non-assessable, conform to the description thereof contained in the most recent Preliminary Prospectus and were issued in compliance with federal and state securities laws, not in violation of and are not subject to any preemptive right, resale right, right of first refusal or similar right.  All of the Issuer’s options, warrants and other rights to purchase or exchange any securities for shares of the Issuer’s capital stock have been duly authorized and validly issued, conform to the description thereof contained in the most recent Preliminary Prospectus and were issued in compliance with federal and state securities laws.  All of the issued membership or other equity interests of New JGWPT Holdings, J.G. Wentworth and each Closing Subsidiary have been duly authorized and validly issued.  Immediately after giving effect to the Restructuring, the Issuer will be the sole managing member of New JGWPT Holdings and will own 34.7% of the Common Interests then outstanding, and all membership or other equity interests of J.G. Wentworth and each Closing Subsidiary, will be owned directly or indirectly by New JGWPT Holdings and, except as set forth in Registration Statement, the most recent Preliminary Prospectus and the Prospectus, will be owned free and clear of all liens, encumbrances, equities or claims, except for such

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liens, encumbrances, equities or claims as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(m)          The shares of the Stock to be issued and sold by the Issuer to the Underwriters hereunder have been duly authorized and, upon payment and delivery in accordance with this Agreement, will be validly issued, fully paid and non-assessable, will conform to the description thereof contained in the most recent Preliminary Prospectus will be issued in compliance with federal and state securities laws and will be free of statutory and contractual preemptive rights, rights of first refusal and similar rights.

(n)           The Issuer has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and the operating agreement of New JGWPT Holdings (the “Operating Agreement”).  This Agreement has been duly and validly authorized, executed and delivered by the Issuer.  The Operating Agreement has been duly and validly authorized by the Issuer and immediately prior to the consummation of the sale of the Stock hereunder, will be duly executed and delivered by the Issuer.

(o)           The  execution, delivery and performance of this Agreement by the Issuer, the consummation by the Issuer of the transactions contemplated hereby, including the issue and sale of the Stock and the application of the proceeds therefrom to purchase Common Interests and as otherwise described under “Use of Proceeds” in the most recent Preliminary Prospectus and the Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Issuer, the other JGW Parties and  the Closing Subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which any of such entities is a party or by which any of such entities is bound or to which any of the property or assets of any of such entities is subject; (ii) result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of any of such entities; or (iii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over any of such entities or any of their properties or assets.

(p)           No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental agency or body having jurisdiction over the Issuer or any of its subsidiaries or any of their properties or assets is required for the issue and sale of the Stock, the execution, delivery and performance of this Agreement by the Issuer, the consummation of the transactions contemplated hereby, the application of the proceeds from the sale of the Stock, as described under “Use of Proceeds” in the most recent Preliminary Prospectus and the Prospectus, and the Restructuring, except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under the Exchange Act, and applicable state securities or Blue Sky laws and/or the bylaws and rules of the Financial Industry Regulatory Authority (the “FINRA”) in connection with the purchase and sale of the Stock by the Underwriters.

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(q)           The historical financial statements of the Issuer, J.G. Wentworth and Orchard Acquisition Company, LLC, a Delaware limited liability company (“Orchard Acquisition Company”) (including the related notes and supporting schedules) included in the most recent Preliminary Prospectus comply as to form with the requirements of Regulation S-X under the Securities Act and present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved.

(r)            The unaudited pro forma financial statements included in the most recent Preliminary Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the unaudited pro forma financial statements included in the most recent Preliminary Prospectus.  The unaudited pro forma financial statements included in the most recent Preliminary Prospectus comply as to form in all material respects with the applicable requirements of Regulation S-X under the Act.

(s)            Ernst & Young LLP, who have certified certain financial statements of the Issuer, and of J.G. Wentworth and its consolidated subsidiaries, in each case included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, whose report appears in the most recent Preliminary Prospectus and who have delivered the initial letter referred to in Section 7(g) hereof, is an independent public accounting firm as required by the Securities Act and the rules and regulations thereunder; and McGladrey LLP, who have certified the audited financial statements of Orchard Acquisition Company and its consolidated subsidiaries, whose report appears in the most recent Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus and who have delivered the initial letter referred to in Section 7(i) hereof, were independent registered public accountants during the periods covered by the financial statements on which they reported contained  in the most recent Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus.

(t)            Each of the Issuer, J.G. Wentworth and their respective consolidated subsidiaries, if any, maintains internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with the general or specific authorization of management of the Issuer or J.G. Wentworth, as applicable, (ii) transactions are recorded as necessary to permit preparation of the  financial statements  of the Issuer or J.G. Wentworth, as applicable, in conformity with accounting principles generally accepted in the United States and to maintain accountability for the applicable entity’s assets, (iii) access to the  assets of the Issuer or J.G. Wentworth, as applicable, is permitted only in accordance with

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applicable management’s general or specific authorization, and (iv) the recorded accountability for the assets  of the Issuer or J.G. Wentworth, as applicable, is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  As of the date of the most recent balance sheet of each of the Issuer and J.G. Wentworth and its consolidated subsidiaries reviewed or audited by Ernst & Young LLP, there were no material weaknesses in the internal controls of the Issuer, J.G. Wentworth, or their respective subsidiaries, as applicable.

(u)           (i) The Issuer and each of its subsidiaries listed in the financial statements included as part of the Registration Statement (the “Material Subsidiaries”) maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Issuer and its Material Subsidiaries in the reports they will file or submit under the Exchange Act is accumulated and communicated to management of the Issuer and its Material Subsidiaries, including their respective principal executive officers and principal financial officers, as appropriate and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(v)           Since the date of the most recent balance sheet of each of the Issuer and J.G. Wentworth and its consolidated subsidiaries reviewed or audited by Ernst and Young LLP, (i) neither the Issuer nor J.G. Wentworth, as applicable, has been advised of or become aware of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Issuer or J.G. Wentworth and its consolidated subsidiaries, as applicable, to record, process, summarize and report financial data, or any material weaknesses in internal controls, and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Issuer, J.G. Wentworth or its Material Subsidiaries; and (ii) there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(w)          There is and has been no failure on the part of the Issuer or any of its subsidiaries or any of their respective directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(x)           Since the date of the latest audited financial statements of each of the Issuer and  J.G. Wentworth included in the most recent Preliminary Prospectus, neither the Issuer nor J.G. Wentworth or any of its consolidated subsidiaries has (i) sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, (ii) issued or granted securities (other than in connection with the sale of Stock hereunder or as contemplated in the Restructuring or pursuant to grants of interests under the 2013 Management Incentive Plan as described in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus), (iii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations

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that were incurred in the ordinary course of business, (iv) entered into any material transaction not in the ordinary course of business, or (v) declared or paid any dividend on its capital stock (other than as disclosed in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus), and since such date, there has not been any change in the capital stock, partnership or limited liability interests, as applicable, or long-term debt of either the Issuer or J.G. Wentworth or any of its subsidiaries or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, shareholders’ equity, properties, management, business or prospects of the Issuer or J.G. Wentworth and its consolidated subsidiaries taken as a whole, in each case except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(y)           The Issuer and each of its subsidiaries has, and will have, after giving effect to the Restructuring, good and marketable title in fee simple to all items of real property and personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except such liens, encumbrances and defects as (i) are described in the most recent Preliminary Prospectus, (ii) do not materially interfere with the use made and proposed to be made of such property by the Issuer and its subsidiaries and (iii) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Prior to and after giving effect to the Restructuring, all assets held under lease by the Issuer and its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made and proposed to be made of such assets by the Issuer and its subsidiaries.

(z)           The Issuer and each of its subsidiaries have, and will have, after giving effect to the Restructuring, such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the most recent Preliminary Prospectus, except for any of the foregoing that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The Issuer and each of its subsidiaries have fulfilled and performed all of its obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that would not reasonably be expected to have a Material Adverse Effect.  Neither the Issuer nor any of its subsidiaries has received notice of any revocation or modification of any such Permits or has any reason to believe that any such Permits will not be renewed in the ordinary course.

(aa)         The Issuer and each of its subsidiaries own or possess, and will own or possess, after giving effect to the Restructuring, adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses, except for any of the foregoing that would not reasonably be expected to have a Material Adverse Effect, and have no reason to believe that the

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conduct of their respective businesses will conflict with, and have not, received any notice of any claim of infringement or conflict with any such rights of others.

(bb)         There are no legal or governmental proceedings pending to which the Issuer or J.G. Wentworth or any of its subsidiaries is a party or of which any property or assets of the Issuer or J.G. Wentworth or any of its subsidiaries is the subject that would, individually or in the aggregate, reasonably be expected to have either a Material Adverse Effect or a material adverse effect on the Issuer’s ability to perform its obligations under this Agreement or to consummate the transactions contemplated hereby; and to the knowledge of the Issuer or J.G. Wentworth, as applicable, no such proceedings are threatened or contemplated by governmental authorities or others.

(cc)         There are no contracts or other documents required to be described in the Registration Statement or the most recent Preliminary Prospectus or filed as exhibits to the Registration Statement, that are not described and filed as required.  The statements made in the most recent Preliminary Prospectus, insofar as they purport to constitute summaries of the terms of the contracts and other documents described and filed, constitute accurate summaries of the terms of such contracts and documents in all material respects.  Neither the Issuer nor any of its subsidiaries has knowledge that any other party to any such contract or other document has any intention to render full performance as contemplated by the terms thereof.

(dd)         The statements made in the most recent Preliminary Prospectus under the caption “Business—Regulation” and “Certain Relationships and Related Party Transactions,” insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.

(ee)         The Issuer and each of its subsidiaries carry, or are covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.  All policies of insurance of the Issuer and each of  its subsidiaries are in full force and effect; the Issuer and its subsidiaries are in compliance with the terms of such policies in all material respects; and neither the Issuer nor any of its subsidiaries has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Issuer nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

(ff)          No relationship, direct or indirect, exists between or among any of the JGW Parties, on the one hand, and the directors, officers, shareholders or common

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interest holders (as applicable), customers or suppliers of any of the JGW Parties, on the other hand, that is required to be described in the most recent Preliminary Prospectus which is not so described.

(gg)         Except as described in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus, no labor disturbance by or dispute with the employees of the Issuer or J.G. Wentworth or any of its subsidiaries exists or, to the knowledge of the Issuer or J.G. Wentworth, as applicable, is imminent that would reasonably be expected to have a Material Adverse Effect.

(hh)         Neither the Issuer nor any of its subsidiaries (i) is in violation of its charter or by-laws (or similar organizational documents), (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, or (iii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii), to the extent any such conflict, breach, violation or default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ii)           Each of the Issuer and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid all taxes due, and no tax deficiency has been determined adversely to the Issuer or any of its subsidiaries, nor does the Issuer have any knowledge of any tax deficiencies that have been, or could reasonably be expected to be asserted against the Issuer, that would, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(jj)           (i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Issuer or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) with respect to each Plan subject to Title IV of ERISA (A) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (B) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (C) the fair market value of the assets under each Plan exceeds the present value of all benefits

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accrued under such Plan (determined based on those assumptions used to fund such Plan), and (D) neither the Issuer nor any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(c)(3) of ERISA); and (iv) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(kk)         The statistical and market-related data included in the most recent Preliminary Prospectus and the consolidated financial statements of the Issuer and its subsidiaries included in the most recent Preliminary Prospectus are based on or derived from sources that the Issuer believes to be reliable in all material respects.

(ll)           Neither the Issuer nor any of its subsidiaries is, and as of the applicable Delivery Date and, after giving effect to the offer and sale of the Stock, the application of the proceeds therefrom, as described under “Use of Proceeds” in the most recent Preliminary Prospectus and the Prospectus, and the Restructuring, will be an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder, or (ii) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).

(mm)      The statements set forth in each of the most recent Preliminary Prospectus and the Prospectus under the captions “Description of Capital Stock,” “U.S. Federal Tax Consequences for Non-United States Holders of Class A Shares” and “Underwriting,” insofar as they purport to summarize the provisions of the laws and documents referred to therein, are accurate summaries in all material respects.

(nn)         Except as described in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Issuer and any person granting such person the right to require the Issuer or any of its subsidiaries to file a registration statement under the Securities Act with respect to any securities of the Issuer owned or to be owned by such person or to require the Issuer to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Issuer under the Securities Act.

(oo)         Except for that certain agreement between the Issuer and Moelis & Company, LLC, dated as of October 25, 2013, neither the Issuer nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Stock.

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(pp)         The Issuer has not sold or issued any securities that would be integrated with the offering of the Stock contemplated by this Agreement pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the Commission.

(qq)         The Issuer and its affiliates have not taken, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Issuer in connection with the offering of the shares of the Stock.

(rr)           The Stock has been approved for listing, subject to official notice of issuance and evidence of satisfactory distribution on, The New York Stock Exchange.

(ss)          The Issuer has not distributed and, prior to the later to occur of any Delivery Date and completion of the distribution of the Stock, will not distribute any offering material in connection with the offering and sale of the Stock other than any Preliminary Prospectus, the Pricing Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with Section 1(j) or 6(a)(vi) and any Issuer Free Writing Prospectus set forth on Schedule III hereto.

(tt)           Neither the Issuer nor any subsidiary is in violation of or has received notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wage and hour laws, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which would reasonably be expected to have a Material Adverse Effect.

(uu)         Neither the Issuer nor any of its subsidiaries, nor, to the knowledge of the Issuer, any director, officer, agent, employee or other person associated with or acting on behalf of the Issuer or any of its subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(vv)         The operations of the Issuer and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuer or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Issuer, threatened.

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(ww)       Neither the Issuer nor any of its subsidiaries nor, to the knowledge of the Issuer, any director, officer, agent, employee or affiliate of the Issuer or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Issuer will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

Any certificate signed by any director or officer of any of the Issuer and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Stock shall be deemed a representation and warranty by the Issuer, as to matters covered thereby, to each Underwriter.

2.     Purchase of the Stock by the Underwriters.  On the basis of the representations, warranties and covenants contained in, and subject to the terms and conditions of, this Agreement, the Issuer agrees to sell 9,750,000 shares of the Firm Stock to the several Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase the number of shares of the Firm Stock set forth opposite that Underwriter’s name in Schedule I hereto.  The respective purchase obligations of the Underwriters with respect to the Firm Stock shall be rounded among the Underwriters to avoid fractional shares, as the Representatives may determine.

In addition, the Issuer grants to the Underwriters an option to purchase up to 1,462,500 additional shares of Option Stock.  Such option is exercisable in the event that the Underwriters sell more shares of Common Stock than the number of Firm Stock in the offering and as set forth in Section 4 hereof.  Each Underwriter agrees, severally and not jointly, to purchase the number of shares of Option Stock (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of shares of Option Stock to be sold on such Delivery Date as the number of shares of Firm Stock set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of shares of Firm Stock.

The purchase price payable by the Underwriters for both the Firm Stock and any Option Stock is $13.125 per share.

The Issuer is not obligated to deliver any of the Firm Stock or Option Stock to be delivered on the applicable Delivery Date, except upon payment for all such Stock to be purchased on such Delivery Date as provided herein.

The Underwriters, through the Representatives, agree to reimburse the Company on a pro rata basis in proportion to the total number of shares set forth opposite each Underwriter’s name in Schedule I hereto at the times indicated below by wire transfer of immediately available funds to an account or accounts designated by the Company, as follows:

(i)  on the Initial Delivery Date, an amount equal to $577,500, upon the purchase by the Underwriters of the Firm Stock on the Initial Delivery Date; and

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(ii)  on each Option Delivery Date, an amount equal to $0.07 per share of Option Stock purchased by the Underwriters on such Delivery Date.

3.     Offering of Stock by the Underwriters.  Upon authorization by the Representatives of the release of the Firm Stock, the several Underwriters propose to offer the Firm Stock for sale upon the terms and conditions to be set forth in the Prospectus.

4.     Delivery of and Payment for the Stock.  Delivery of and payment for the Firm Stock shall be made at 10:00 A.M., New York City time, at the offices of Latham and Watkins LLP, 885 Third Avenue, New York, New York 10022, on the third full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representatives and the Issuer.  This date and time are sometimes referred to as the “Initial Delivery Date.”  Delivery of the Firm Stock shall be made to the Representatives for the account of each Underwriter against payment by the several Underwriters through the Representatives to or upon the order of the Issuer of the respective aggregate purchase prices of the Firm Stock being sold by the Issuer of the purchase price by wire transfer in immediately available funds to the accounts specified by the Issuer. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder.  Unless the Representatives shall otherwise instruct, the Issuer shall deliver the Firm Stock through the facilities of The Depositary Trust Company (“DTC”).

The option granted in Section 2 will expire 30 days after the date of this Agreement and may be exercised in whole or from time to time in part by written notice being given to the Issuer by the Representatives; provided that if such date falls on a day that is not a business day, the option granted in Section 3 will expire on the next succeeding business day.  Such notice shall set forth the aggregate number of shares of Option Stock as to which the option is being exercised, the names in which the shares of Option Stock are to be registered, the denominations in which the shares of Option Stock are to be issued and the date and time, as determined by the Representatives, when the shares of Option Stock are to be delivered; provided, however, that this date and time shall not be earlier than the Initial Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised.  Each date and time the shares of Option Stock are delivered is sometimes referred to as an “Option Stock Delivery Date,” and the Initial Delivery Date and any Option Stock Delivery Date are sometimes each referred to as a “Delivery Date.”

Delivery of the Option Stock by the Issuer and payment for the Option Stock by the several Underwriters through the Representatives shall be made at 10:00 A.M., New York City time, at the offices of Latham and Watkins LLP, 885 Third Avenue, New York, New York 10022, on the date specified in the corresponding notice described in the preceding paragraph or at such other date or place as shall be determined by agreement between the Representatives and the Issuer.  On the Option Stock Delivery Date, the Issuer shall deliver or cause to be delivered the Option Stock to the Representatives for the account of each Underwriter against payment by the several Underwriters through the Representatives and of the respective aggregate purchase prices of the Option Stock being sold by the Issuer to or upon the order of the Issuer of the purchase price by wire transfer in immediately available funds to the accounts specified by the Issuer. Time shall be of the essence, and delivery at the time and place specified pursuant to this

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Agreement is a further condition of the obligation of each Underwriter hereunder.  Unless the Representatives shall otherwise instruct, the Issuer shall deliver the Option Stock through the facilities of DTC.

5.     Further Agreements of the Issuer and the Underwriters.  (a) The Issuer agrees:

(i)            To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Delivery Date except as provided herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish the Representatives with copies thereof; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.

(ii)           To furnish promptly to each of the Representatives and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

(iii)          To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request:  (A) conformed copies of the Registration Statement as originally filed with the Commission, in each case including all exhibits and consents filed therewith, (B) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits), (C) the Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, and (D) each Issuer Free Writing Prospectus; and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Stock or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as

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many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance.

(iv)          To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Issuer or the Representatives, be required by the Securities Act or requested by the Commission.

(v)           Prior to filing with the Commission any amendment or supplement to the Registration Statement or the Prospectus, to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives to the filing.

(vi)          Not to make any offer relating to the Stock that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives.

(vii)         To comply with all applicable requirements of Rule 433 under the Securities Act with respect to any Issuer Free Writing Prospectus.  If at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representatives and, upon its request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.

(viii)        As soon as practicable after the Effective Date (it being understood that the Issuer shall have until at least 410 days or, if the fourth quarter following the fiscal quarter that includes the Effective Date is the last fiscal quarter of the Issuer’s fiscal year, 455 days after the end of the Issuer’s current fiscal quarter), to make generally available to the Issuer’s security holders and to deliver to the Representatives an earnings statement of the Issuer and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations thereunder (including, at the option of the Issuer, Rule 158).

(ix)          Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Stock for offering and sale under the securities or Blue Sky laws of Canada and such other jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Stock; provided that in connection therewith the Issuer shall not be required to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to

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so qualify, (ii) file a general consent to service of process in any such jurisdiction, or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.

(x)           For a period commencing on the date hereof and ending on the 180th day after the date of the Prospectus (the “Lock-Up Period”), not to, directly or indirectly, (A) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by the Issuer at any time in the future of) any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock (other than (i) the Stock, (ii) securities granted or issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof (collectively, the “Plans”), (iii) shares of Common Stock (or, if applicable, Class C common stock of the Issuer) issued in exchange for Common Interests surrendered by any holder of less than one percent (1%) of the Common Interests to be outstanding immediately after the purchase by the Issuer of an aggregate of 9,750,000 Common Interests with the net proceeds of the sale of the Stock hereunder or (iv) the issuance of shares of Common Stock in connection with the acquisition by the Company or any of its subsidiaries of the securities, business, property or other assets of another person or business entity in an amount not exceed 10% of the aggregate number of shares of Common Stock outstanding immediately following the offering of the Securities pursuant to this Agreement, assuming the exchange of all Common Interests of New JGWPT Holdings and all warrants and the recipient of the shares of Common Stock agrees in writing to be bound by the same terms described in the agreement attached hereto as Exhibit A-1), or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock, other than the grant of options pursuant to any Plan and in compliance with the requirements of the Exchange (as defined below), (B) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (C) file or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Common Stock or securities convertible, exercisable or exchangeable into Common Stock or any other securities of the Issuer (other than (i) the filing of a Form S-8 with respect to any Plan, or (ii) the filing of the “exchange registration statement” referred to in “The Transactions- Registration Rights Agreement” in the most recent Preliminary Prospectus), or (D) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of Barclays Capital Inc. and Credit Suisse Securities (USA) LLC on behalf of the Underwriters, and to cause each officer and director of the Issuer and each holder of one percent (1%) or more of the Common Interests (whether or not paired with shares of Class B common stock of the Issuer) to be outstanding immediately after the purchase of an aggregate of 9,750,000 Common Interests by the Issuer with the net proceeds of the sale of the Stock hereunder) set forth on Schedule II hereto to furnish to the Representatives, prior to the Initial Delivery Date, a letter or letters, substantially in the form of Exhibit A-1 or A-2 hereto, as applicable (the “Lock-Up Agreements”).

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(xi)          If Barclays Capital Inc. and Credit Suisse Securities (USA) LLC agree to release or waive the restrictions set forth in a Lock-Up Agreement for an officer or director of the Issuer and provide the Issuer with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Issuer agrees to announce the impending release or waiver by issuing a press release substantially in the form of Exhibit B hereto, and containing such other information as Barclays Capital Inc. and Credit Suisse Securities (USA) LLC may require with respect to the circumstances of the release or waiver and/or the identity of the officer(s) and/or director(s) with respect to which the release or waiver applies, through a major news service at least two business days before the effective date of the release or waiver.

(xii)         To apply the net proceeds from the sale of the Stock being sold by the Issuer substantially in accordance with the description as set forth in the Prospectus under the caption “Use of Proceeds.”

(xiii)        To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Securities Act.

(xiv)        If the Issuer elects to rely upon Rule 462(b) under the Securities Act, the Issuer shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) under the Securities Act by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Issuer shall at the time of filing pay the Commission the filing fee for the Rule 462(b) Registration Statement.

(xv)         The Issuer will promptly notify the Representatives if the Issuer ceases to be an Emerging Growth Company at any time prior to the later of (A) the time when a prospectus relating to the offering or sale of the Stock or any other securities relating thereto is not required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) and (B) completion of the Lock-Up Period.

(xvi)        The Issuer and its affiliates will not take, directly or indirectly, any action designed to or that has constituted or that reasonably would be expected to cause or result in the stabilization or manipulation of the price of any security of the Issuer in connection with the offering of the Stock.

(xvii)       The Issuer will do and perform all things required or necessary to be done and performed under this Agreement by it prior to each Delivery Date, and to satisfy all conditions precedent to the Underwriters’ obligations hereunder to purchase the Stock.

(b)           Each Underwriter severally agrees that such Underwriter shall not include any “issuer information” (as defined in Rule 433 under the Securities Act) in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by such Underwriter without the prior consent of the Issuer (any such issuer information with respect to whose use the Issuer has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Issuer with the

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Commission prior to the use of such free writing prospectus, and (ii) “issuer information,” as used in this Section 5(b), shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information.

6.     Expenses.  The Issuer agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all expenses, costs, fees and taxes incident to and in connection with (a) the authorization, issuance, sale and delivery of the Stock and any stamp duties or other taxes payable in that connection, and the preparation and printing of certificates for the Stock; (b) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto; (c) the distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto, all as provided in this Agreement; (d) the production and distribution of this Agreement, any supplemental agreement among Underwriters, and any other related documents in connection with the offering, purchase, sale and delivery of the Stock; (e) any required review by FINRA of the terms of sale of the Stock (including related fees and expenses of counsel to the Underwriters in an amount that is not greater than $50,000); (f) the listing of the Stock on the New York Stock Exchange and/or any other exchange; (g) the qualification of the Stock under the securities laws of the several jurisdictions as provided in Section 5(a)(ix) and the preparation, printing and distribution of a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters); (h) the preparation, printing and distribution of one or more versions of the Preliminary Prospectus and the Prospectus for distribution in Canada, including in the form of Canadian “wrapper” (including related fees and expenses of Canadian counsel to the Underwriters); (i) the investor presentations on any “road show” undertaken in connection with the marketing of the Stock, including, without limitation, expenses associated with any electronic road show, travel and lodging expenses of the representatives and officers of the Issuer and one-half of the cost of any aircraft chartered in connection with the road show; and (j) all other costs and expenses incident to the performance of the obligations of the Issuer under this Agreement; provided that, except as provided in this Section 6 and in Section 11, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Stock which they may sell and the expenses of advertising any offering of the Stock made by the Underwriters.

7.     Conditions of Underwriters’ Obligations.  The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Issuer and J.G. Wentworth contained herein, to the performance by the Issuer of its obligations hereunder, and to each of the following additional terms and conditions:

(a)           The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a)(i).  The Issuer shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose

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shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.  If the Issuer has elected to rely upon Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement.

(b)           No Underwriter shall have discovered and disclosed to the Issuer on or prior to such Delivery Date that the Registration Statement, the Prospectus or the Pricing Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of Latham & Watkins LLP, counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(c)           All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Stock, the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Issuer shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d)           Skadden, Arps, Slate, Meagher & Flom LLP shall have furnished to the Representatives its written opinion, as counsel to the Issuer, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit C-1.

(e)           Reed Smith LLP shall have furnished to the Representatives its written opinion, as structured finance counsel to the Issuer, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit C-2.

(f)            The Representatives shall have received from Latham & Watkins LLP, counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Stock, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Representatives may reasonably require, and the Issuer shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(g)           At the time of execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of

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the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(h)           With respect to the letter of Ernst & Young LLP referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the “EY Initial Letter”), the Issuer shall have furnished to the Representatives a letter (the “EY Bring-Down Letter”) of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the EY Bring-Down Letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the EY Bring-Down Letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the EY Initial Letter, and (iii) confirming in all material respects the conclusions and findings set forth in the EY Initial Letter.

(i)            At the time of execution of this Agreement, the Representatives shall have received from McGladrey LLP a letter, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they were independent public accountants within the meaning of the Securities Act and were in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission during the periods covered by the financial statements on which they reported contained in the most recent Preliminary Prospectus, and (ii) stating, as of the date hereof, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(j)            With respect to the letter of McGladrey LLP referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the “McGladrey Initial Letter”), the Issuer shall have furnished to the Representatives a letter (the “McGladrey Bring-Down Letter”) of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they were independent public accountants during the periods covered by the financial statements on which they reported contained in the Prospectus, (ii) stating, as of the date of the McGladrey Bring-Down Letter, the conclusions and findings of such firm with respect to the financial information and other matters covered by the McGladrey Initial Letter, and (iii) confirming in all material respects the conclusions and findings set forth in the McGladrey Initial Letter.

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(k)           Each of the Issuer and J.G. Wentworth shall have furnished to the Representatives a certificate, dated such Delivery Date, of its Chief Executive Officer or its President, and its Chief Financial Officer, as to such matters as the Representatives may reasonably request, including, without limitation, the following:

(i)            The representations, warranties and agreements of the Issue and J.G. Wentworth in Section 1 are true and correct on and as of such Delivery Date, and the Issuer has complied with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Delivery Date;

(ii)           No stop order suspending the effectiveness of the Registration Statement has been issued; and no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened;

(iii)          They have examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, in their opinion, (A) (1) the Registration Statement, as of the Effective Date, (2) the Prospectus, as of its date and on the applicable Delivery Date, and (3) the Pricing Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading, and (B) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth; and

(iv)          To the effect of Section 7(l) (provided that no representation with respect to the judgment of the Representatives need be made) and Section 7(m).

(l)            None of the Issuer, J.G. Wentworth any of its subsidiaries shall have sustained, since the date of the latest audited financial statements of the Issuer or J.G. Wentworth and its consolidated subsidiaries, as applicable, included in the most recent Preliminary Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, or (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Issuer, J.G. Wentworth or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Issuer, J.G. Wentworth and its subsidiaries taken as a whole, as applicable, the effect of which, in any such case described in clause (i) or (ii), is, individually or in the aggregate, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

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(m)          Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Issuer’s debt securities or preferred stock by any “nationally recognized statistical rating organization” (as defined by the Commission in Section 3(a)(62) under the Exchange Act), and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Issuer’s debt securities or preferred stock.

(n)           Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following:  (i) trading in securities generally on any securities exchange that has registered with the Commission under Section 6 of the Exchange Act (including the New York Stock Exchange, The NASDAQ Global Select Market, The NASDAQ Global Market, The NASDAQ Capital Market, or in the over-the-counter market, or trading in any securities of the Issuer on any exchange or in the over-the-counter market), shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a general moratorium on commercial banking activities shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States, or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(o)           The New York Stock Exchange shall have approved the Stock for listing, subject only to official notice of issuance and evidence of satisfactory distribution.

(p)           The Lock-Up Agreements between the Representatives and the persons set forth on Schedule II, delivered to the Representatives on or before the date of this Agreement, shall be in full force and effect on such Delivery Date.

(q)           The Restructuring (other than the Issuer’s purchase of Common Interests) shall have been consummated as described in the most recent Preliminary Prospectus.

(r)            The Representatives shall have received certificates dated, respectively, the date hereof, and each Delivery Date, signed by the chief financial officer of the Company, to the effect that (i) such officer is familiar with the accounting methods and internal accounting practices, policies, procedures and controls of the Company and (ii) such officer has supervised the compilation of and reviewed certain information in the Registration Statement, the Pricing Disclosure Package and the Prospectus and that such information has been derived from the accounting records of the Company and, to the best of such officer’s knowledge, is accurate in all material respects.

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(s)            On or prior to each Delivery Date, the Issuer shall have furnished to the Underwriters such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

8.     Indemnification and Contribution.

(a)           Each of the Issuer and JGWPT Holdings, jointly and severally, hereby agrees to indemnify and hold harmless each Underwriter, its affiliates, directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which that Underwriter, affiliate, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto, (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by any Underwriter or (D) any materials or information provided to investors by, or with the approval of, the Issuer in connection with the marketing of the offering of the Stock, including any “road show” (as defined in Rule 433 under the Securities Act) not constituting an Issuer Free Writing Prospectus (“Marketing Materials”) or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Marketing Materials, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter and each such affiliate, director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, affiliate, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that each of the Issuer and JGWPT Holdings shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information, any Marketing Materials, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Issuer through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 8(e).  The

25

foregoing indemnity agreement is in addition to any liability which any of the Issuer or JGWPT Holdings may otherwise have to any Underwriter or to any affiliate, director, officer, employee or controlling person of that Underwriter.

(b)           Each Underwriter, severally and not jointly, shall indemnify and hold harmless each of the Issuer and JGWPT Holdings, their respective directors, officers and employees, and each person, if any, who controls the Issuer and JGWPT Holdings within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which either of the Issuer or JGWPT Holdings or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto, or in any Marketing Materials, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Issuer through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 8(e).  The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to either of the Issuer, JGWPT Holdings or any such director, officer, employee or controlling person.

(c)         Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced (through the forfeiture of substantive rights and defenses) by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8.  If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party.  After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to

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represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 8 if: (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its directors, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the indemnifying party.  No indemnifying party shall (x) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, or (y) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 12(a) or (b) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement.

(d)           If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by either of the Issuer or JGWPT Holdings, on the one hand, and the Underwriters, on the other, from the offering of the Stock, or (ii) if the allocation provided by clause (i) above is not permitted

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by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of either of the Issuer or JGWPT Holdings, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations The relative benefits received by the Issuer and JGWPT Holdings, on the one hand, and the Underwriters, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Issuer and JGWPT Holdings, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the shares of the Stock purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand.  The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by either of the Issuer or JGWPT Holdings or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission.  Each of the Issuer and JGWPT Holdings and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein.  The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 8(d), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Stock exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.

(e)           The Underwriters severally confirm and either of the Issuer and JGWPT Holdings acknowledges and agrees that the statements set forth in the fifth, sixteenth, seventeenth, eighteenth and nineteenth paragraphs appearing under the caption “Underwriting” in the most recent Preliminary Prospectus and the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Issuer by or on behalf of the Underwriters specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials.

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9.     Defaulting Underwriters.

(a)           If, on any Delivery Date, any Underwriter defaults in its obligations to purchase the Stock that it has agreed to purchase under this Agreement, the remaining non-defaulting Underwriters may in their discretion arrange for the purchase of such Stock by the non-defaulting Underwriters or other persons satisfactory to the Issuer on the terms contained in this Agreement.  If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Stock, then the Issuer shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Stock on such terms.  In the event that within the respective prescribed periods, the non-defaulting Underwriters notify the Issuer that they have so arranged for the purchase of such Stock, or the Issuer notifies the non-defaulting Underwriters that it has so arranged for the purchase of such Stock, either the non-defaulting Underwriters or the Issuer may postpone such Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Issuer or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement, and the Issuer agrees to promptly prepare any amendment or supplement to the Registration Statement, the Prospectus or in any such other document or arrangement that effects any such changes.  As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule I hereto that, pursuant to this Section 8, purchases Stock that a defaulting Underwriter agreed but failed to purchase.

(b)           If, after giving effect to any arrangements for the purchase of the Stock of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Issuer as provided in paragraph (a) above, the total number of shares of the Stock that remains unpurchased does not exceed one-eleventh of the total number of shares of all the Stock, then the Issuer shall have the right to require each non-defaulting Underwriter to purchase the total number of shares of Stock that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the total number of shares of Stock that such Underwriter agreed to purchase hereunder) of the Stock of such defaulting Underwriter or Underwriters for which such arrangements have not been made; provided that the non-defaulting Underwriters shall not be obligated to purchase more than 110% of the total number of shares of Stock that it agreed to purchase on such Delivery Date pursuant to the terms of Section 2.

(c)           If, after giving effect to any arrangements for the purchase of the Stock of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Issuer as provided in paragraph (a) above, the total number of shares of Stock that remains unpurchased exceeds one-eleventh of the total number of shares of all the Stock, or if the Issuer shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters.  Any termination of this Agreement pursuant to this Section 8 shall be without liability on the part of the Issuer, except that the Issuer will continue to be liable for the payment of expenses as set forth in Sections 6 and 11 and except that the provisions of Section 8 shall not terminate and shall remain in effect.

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(d)           Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Issuer or any non-defaulting Underwriter for damages caused by its default.

10.  Termination.  The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Issuer prior to delivery of and payment for the Firm Stock if, prior to that time, any of the events described in Sections 7(l), 7(m) and 7(n) shall have occurred or if the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement.

11.  Reimbursement of Underwriters’ Expenses.  If the Underwriters shall decline to purchase the Stock for any reason permitted under Section 10 of this Agreement, the Issuer and JGWPT Holdings will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel for the Underwriters) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Stock, and upon demand the Issuer and JGWPT Holdings shall pay the full amount thereof to the Representatives.  If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Underwriters, neither the Issuer nor JGWPT Holdings shall be obligated to reimburse any defaulting Underwriter on account of those expenses.

12.  Research Analyst Independence.  Each of the Issuer and JGWPT Holdings acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Issuer and/or the offering that differ from the views of their respective investment banking divisions.  Each of the Issuer and JGWPT Holdings hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to it by such Underwriters’ investment banking divisions.  Each of the Issuer and JGWPT Holdings acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

13.  No Fiduciary Duty.  Each of the Issuer and JGWPT Holdings acknowledges and agrees that in connection with this offering, sale of the Stock or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters:  (a) no fiduciary or agency relationship between any of the JGW Parties and any other person, on the one hand, and the Underwriters, on the other, exists; (b) the Underwriters are not acting as advisors, expert or otherwise, to any of the JGW Parties, including, without limitation, with respect to the determination of the public offering price of the Stock, and such relationship between the JGW Parties, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length

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negotiations; (c) any duties and obligations that the Underwriters may have to any of the JGW Parties shall be limited to those duties and obligations specifically stated herein; and (d) the Underwriters and their respective affiliates may have interests that differ from those of the JGW Parties.  Each of the Issuer and JGWPT Holdings hereby waives any claims that any of the JGW Parties may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.

14.  Notices, etc.  All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)   if to the Underwriters, shall be delivered or sent by mail or facsimile transmission to (i) Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: (646) 834-8133), with a copy, in the case of any notice pursuant to Section 8(c), to the Director of Litigation, Office of the General Counsel, Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019; and (ii) Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York  10010, Attention:  LCD-IBD; and

(b)   if to the JGW Parties, shall be delivered or sent by mail or facsimile transmission to the address of the Issuer set forth in the Registration Statement, Attention: Stephen Kirkwood, Executive Vice President and General Counsel (Fax: (855) 285-5089).

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.  The JGW Parties shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Barclays Capital Inc. or Credit Suisse Securities (USA LLC on behalf of the Representatives.

15.  Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the Underwriters, the JGW Parties and their respective successors.  This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Issuer, JGWPT Holdings and J.G. Wentworth, as applicable, contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriters and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act, and (b) the indemnity agreement of the Underwriters contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of the directors of the Issuer, the officers of the Issuer who have signed the Registration Statement and any person controlling the Issuer within the meaning of Section 15 of the Securities Act.  Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

16.  Survival.  The respective indemnities, representations, warranties and agreements of the Issuer, JGWPT Holdings, J.G. Wentworth and the Underwriters, as applicable contained in this Agreement or made by or on behalf of them, respectively, pursuant to this

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Agreement, shall survive the delivery of and payment for the Stock and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

17.  Definition of the Terms “Business Day,” “Affiliate” and “Subsidiary.”  For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close, and (b) “affiliate” and “subsidiary” have the meanings set forth in Rule 405 under the Securities Act.

18.  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of laws principles (other than Section 5-1401 of the General Obligations Law).

19.  Waiver of Jury Trial.  The Issuer, JGWPT Holdings, J.G. Wentworth and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20.  Counterparts.  This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

21.  Headings.  The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

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If the foregoing correctly sets forth the agreement among the Issuer, JGWPT Holdings, J.G. Wentworth and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

JGWPT HOLDINGS INC.

By:	/s/ David Miller
Name: David Miller
Title: Chief Executive Officer

JGWPT HOLDINGS, LLC

By:	/s/ David Miller
Name: David Miller
Title: Chief Executive Officer

J.G. WENTWORTH, LLC

By:	/s/ David Miller
Name: David Miller
Title: Chief Executive Officer

[Signature Page to JGWPT Holdings Inc. Underwriting Agreement]

Accepted:

BARCLAYS CAPITAL INC.
CREDIT SUISSE SECURITIES (USA) LLC

For themselves and as Representatives
of the several Underwriters named
in Schedule I hereto

By BARCLAYS CAPITAL INC.

By:	/s/ Victoria Hale
Name: Victoria Hale
Title: Vice President

By CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Edward Lee
Name: Edward Lee
Title: Director

[Signature Page to JGWPT Holdings Inc. Underwriting Agreement]

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SCHEDULE I

Underwriters	Number of Shares of Firm Stock
Barclays Capital Inc.	2,649,075
Credit Suisse Securities (USA) LLC	2,649,075
Deutsche Bank Securities Inc.	1,908,075
Jefferies LLC	1,059,825
Keefe Bruyette & Woods, Inc.	848,250
JMP Securities LLC	317,850
Stephens Inc.	317,850
Total	9,750,000

SCHEDULE II

PERSONS DELIVERING LOCK-UP AGREEMENTS

I.             Persons Delivering Exhibit A-1 Form of Lock-Up Agreement

1.              David Miller

2.              Alexander R. Castaldi

3.              Eugene I. Davis

4.              Robert C. Griffin

5.              Kevin Hammond

6.              Paul S. Levy

7.              Robert N. Pomroy

8.              Francisco J. Rodriguez

9.              Randi Sellari

10.       Stefano Sola

11.       Stephen Kirkwood

12.       John Schwab

13.       Alfred J. De Leo

14.       JLL Holdco, LLC

15.       JLL JGW Distribution, LLC

16.       PGHI Corp.

17.       ORIX Corporate Capital Inc. (f/k/a ORIX Finance Corp.)

II.  Persons Delivering Exhibit A-2 Form of Lock-Up Agreement

1.              Candlewood Special Situations Fund L.P.

2.              DLJ Merchant Banking Funding, Inc.

3.              The Royal Bank of Scotland PLC

4.              R3 Capital Partners Master, L.P.

5.              FRA Subsidiary, LLC

6.              JGW Restructuring Holdings (LONG3), LLC

7.              BLW Subsidiary, LLC

8.              DSU Subsidiary, LLC

9.              BGT Subsidiary, LLC

10.       Nomura US Attractive Yield Corporate Bond Fund Mother Fund

11.       ARK Subsidiary, LLC

12.       JGW Restructuring Holdings (BSIS V), LLC

13.       Candlewood Credit Value Fund II, L.P.

14.       CCVF JGW LLC

15.       Ocean Trails II Tax Subsidiary

16.       Venture IX CDO Limited

17.       Venture VIII CDO Limited

18.       JGW Restructuring Holdings (BSIS IV), LLC

19.       JGW Restructuring Holdings (BSIS), LLC

20.       Ocean Trails CLO III Tax Subsidiary I

21.       Reservoir Master Fund, L.P.

22.       The Regents of the University of California

23.       California Public Employees’ Retirement System

24.       GMAM Group Pension Trust II

25.       JGW Restructuring Holdings (MAG V), LLC

26.       Jefferies Leveraged Credit Products, LLC

27.       Stichting Pensionenfonds Hoogovens

28.       Carlyle J.G. Wentworth Blocker LLC

29.       BR-FRI Subsidiary, LLC

30.       GMAM Group Pension Trust II

31.       Jefferies LLC

32.       Whitehorse V, LTD.

33.       Latitude CLO I, LTD.

34.       Latitude CLO II, LTD.

35.       Latitude CLO III, LTD.

36.       Carlyle J.G. Wentworth Blocker LLC

37.       BR-FRI Subsidiary, LLC

38.       GMAM Group Pension Trust II

39.       Jefferies LLC

40.       Whitehorse V, LTD.

41.       Latitude CLO I, LTD.

42.       Latitude CLO II, LTD.

43.       Latitude CLO III, LTD.

SCHEDULE III

ISSUER FREE WRITING PROSPECTUSES

Issuer Free Writing Prospectus dated November 4, 2013 filed pursuant to Rule 433 on November 4, 2013.

Issuer Free Writing Prospectus dated November 7, 2013 filed pursuant to Rule 433 on November 7, 2013.

SCHEDULE IV

UNDERWRITER INFORMATION INCLUDED IN ISSUER FREE WRITING PROSPECTUSES

None.

SCHEDULE V

SUBSIDIARIES

Entity Name	Jurisdiction
321 Henderson Receivables Acquisition, LLC	Nevada
321 Henderson Receivables I LLC	Nevada
321 Henderson Receivables II LLC	Nevada
321 Henderson Receivables III LLC	Nevada
321 Henderson Receivables IV LLC	Nevada
321 Henderson Receivables V LLC	Nevada
321 Henderson Receivables VI LLC	Nevada
AIS Funding S.A.	Luxembroug
AIS Funds GP, Ltd	Cayman
American Insurance Strategies Fund II, LP	Delaware
Annuity Purchase Company, LLC	Georgia
Apex Life Group LLC	Georgia
Bedrock Trust	Delaware
BT SPE, LLC	Delaware
Cash Now Loans, LLC	Florida
Crescit Eundo Finance I, LLC	Delaware
Crescit Eundo Trust	Delaware
DR SPE, LLC	Delaware
Golden Apple Management Company, LLC	Delaware
Green Apple Management Company, LLC	Delaware
IAGD, LLC	Nevada

Entity Name	Jurisdiction
J.G. Wentworth Home Equity Services, LLC* d/b/a for this entity is “J.G. Wentworth Mortgage”	Nevada
J.G. Wentworth Management Company, LLC	Delaware
J.G. Wentworth Originations, LLC	Nevada
J.G. Wentworth Receivables II LLC	Nevada
J.G. Wentworth S.S.C. Limited Partnership	Nevada
J.G. Wentworth Structured Settlement Funding II, LLC	Nevada
J.G. Wentworth XXI, LLC	Nevada
J.G. Wentworth XXII, LLC	Nevada
J.G. Wentworth XXIII, LLC	Nevada
J.G. Wentworth, LLC	Delaware
JGW I, LLC	Nevada
JGW II, LLC	Nevada
JGW III, LLC	Nevada
JGW IV, LLC	Nevada
JGW Pre-Settlement Funding, LLC	Nevada
JGW Residual I, LLC	Nevada
JGW Seller, LLC	Nevada
JGW V, LLC	Nevada
JGW VI, LLC	Nevada
JGWPT XXIV, LLC	Nevada
JGWPT XXV, LLC	Nevada
JGWPT XXVI, LLC	Nevada

Entity Name	Jurisdiction
JGWPT XXVII, LLC	Nevada
JGWPT XXVIII, LLC	Nevada
JGWPT XXIX, LLC	Nevada
JGWPT Holdings, LLC	Delaware
JGW-S Holdco, LLC	Nevada
JGW-S I, LLC	Nevada
JGW-S II, LLC	Nevada
JGW-S III, LLC	Nevada
JGW-S IV, LLC	Nevada
JGW-S LC I, LLC	Nevada
JGW-S LC II, LLC	Nevada
LBP Licensing Company, LLC	Georgia
LCSS II, LLC	Nevada
LCSS III, LLC	Nevada
LCSS, LLC	Delaware
Life Receivables Euro II, LLC	Delaware
Life Receivables Euro, LLC	Delaware
Life Receivables Eurotrust	Delaware
Life Receivables Eurotrust II	Delaware
Lottery Funding, LLC	Nevada
Lottery JV I, LLC	Delaware
Lottery JV Master Trust	Delaware
Lottery Originations, LLC	Delaware

Entity Name	Jurisdiction
New Age Capital Reserves, LLC	Georgia
New Age Funding I, LLC	Georgia
Olive Branch Funding, LLC	Nevada
Olive Branch Originations, LLC	Delaware
Orchard Acquisition Company, LLC	Delaware
Peach Holdings, LLC	Delaware
Peach PDA Co., LLC	Georgia
PeachHI LLC	Delaware
PeachOne Funding SPV, LLC	New York
Peachtree Asset Management (Luxembourg) S.à r.l.	Luxembourg
Peachtree Asset Management, Ltd.	United Kingdom
Peachtree Attorney Finance, LLC	Delaware
Peachtree Finance Company #2, LLC	Delaware
Peachtree Finance Company, LLC	Delaware
Peachtree Financial Solutions, LLC	Georgia
Peachtree Funding Northeast, LLC	New York
Peachtree Funding, LLC	Pennsylvania
Peachtree LBP Finance Company, LLC	Georgia
Peachtree LBP Holding Company, LLC	Georgia
Peachtree LBP Warehouse, LLC	Georgia
Peachtree Life & Annuity Group, LLC	Georgia
Peachtree Life Settlements, LLC	Nevada
Peachtree Lottery Finance, LLC	Delaware

Entity Name	Jurisdiction
Peachtree Lottery Holding, LLC	Delaware
Peachtree Lottery Master Trust	Delaware
Peachtree Lottery Sub-trust 1	Delaware
Peachtree Lottery Sub-trust 2	Delaware
Peachtree Lottery Sub-trust 3	Delaware
Peachtree Lottery Sub-trust 4	Delaware
Peachtree Lottery, Inc.	Delaware
Peachtree LW Receivables I, LLC	Delaware
Peachtree Originations, LLC	Delaware
Peachtree Pre-Settlement Funding SPV, LLC	New York
Peachtree Pre-Settlement Funding, LLC	Georgia
Peachtree Settlement Finance Co., LLC	Georgia
Peachtree Settlement Funding, LLC	Nevada
Peachtree Settlement Services, LLC	Delaware
Peachtree SLPO Finance Company, LLC	Georgia
Peachtree SLPO Funding, LLC	Georgia
Peachtree Structured Settlements, LLC	Delaware
Pre-Settlement Funding, LLC	Delaware
Pre-Settlement Originations, LLC	Nevada
PSF Holdings, LLC	Georgia
PSF Illinois Corporation	Georgia
PSF Trust 2000-1	Delaware
PSF Trust 2000-2	Delaware

Entity Name	Jurisdiction
PSF Trust 2000-3	Delaware
PSF Trust 2000-4	Delaware
PSF Trust 2000-5	Delaware
PSF Trust 2001-1	Delaware
PSF Trust 2001-2	Delaware
PSF Trust 2001-3	Delaware
PSF Trust 2001-4	Delaware
PSF Trust 2001-5	Delaware
PSF Trust 2001-6	Delaware
PSF Trust 2001-7	Delaware
PSF Trust 2001-8	Delaware
PSF Trust 2001-9	Delaware
PSF Trust 2002-1	Delaware
PSF Trust 2002-2	Delaware
PSF Trust 2002-3	Delaware
PSF Trust 2002-4	Delaware
PSF Trust 2002-5	Delaware
PSF Trust 2002-6	Delaware
PSF Trust 2002-7	Delaware
PSF Trust 2002-8	Delaware
PSF Trust 2002-9	Delaware
PSF Trust 2003-1	Delaware

Entity Name	Jurisdiction
PSF Trust 2003-2	Delaware
PSF Trust 2003-3	Delaware
PSF Trust 2003-4	Delaware
PSF Trust 2003-5	Delaware
PSF Trust 2003-6	Delaware
PSF Trust 2003-7	Delaware
PSF Trust 2004-1	Delaware
PSF Trust 2004-2	Delaware
PSF Trust 2004-3	Delaware
PSF Trust 2004-MA	Delaware
PSF Trust 2004-OH	Delaware
PSF Trust 2005-1	Delaware
PSF Trust 2005-2	Delaware
PSF Trust 2006-1	Delaware
PSF Trust 2006-2	Delaware
Qualified Provider Associates, LLC	Delaware
R.C. Henderson LLC	Nevada
R.C. Henderson Lottery LLC	Nevada
R.C. Henderson Lottery Trust	Delaware
R.C. Henderson Trust	Delaware
Receivables Collections, LLC	Nevada
Receivables II-A Holding Co., LLC	Nevada
Receivables II-B Holding Co., LLC	Nevada

Entity Name	Jurisdiction
Red Apple Management Company, LLC	Delaware
SB Immram Parent, LLC	Delaware
SB Immram, LLC	Delaware
Senior Settlement Holding Euro, LLC	Georgia
Settlement Funding Management Company, LLC	Delaware
Settlement Funding of New York, LLC	New York
Settlement Funding, LLC	Georgia
Structured Funding, LLC	Delaware
Structured Originations, LLC	Nevada
Structured Receivables Finance #1, LLC	Delaware
Structured Receivables Finance #2, LLC	Delaware
Structured Receivables Finance #3, LLC	Delaware
Structured Receivables Finance #4, LLC	Delaware
Structured Receivables Finance #5, LLC	Delaware
Structured Receivables Finance #6, LLC	Delaware
Structured Receivables Finance #6A, LLC	Delaware
Structured Receivables Finance #7, LLC	Delaware
Structured Receivables Finance 2006-B, LLC	Delaware
Structured Receivables Finance 2007-A LLC	Delaware
Structured Receivables Finance 2007-B, LLC	Delaware
Structured Receivables Finance 2010-A, LLC	Delaware
Structured Receivables Finance 2010-B, LLC	Delaware
TATS Licensing Company, LLC	Delaware

Entity Name	Jurisdiction
Tort Victim’s Assistance Finance Company, LLC	Virginia
Tort Victims Assistance Finance Company of West Virginia, LLC	West Virginia
Receivables II-A, LLC	Nevada
Receivables II-B, LLC	Nevada
J.G. Wentworth Receivables I, LLC	Delaware
J.G. Wentworth Receivables III, LLC	Delaware
J.G. Wentworth Receivables IV, LLC	Delaware
J.G. Wentworth Receivables V, LLC	Nevada

EXHIBIT A-1

LOCK-UP LETTER AGREEMENT

BARCLAYS CAPITAL INC.

CREDIT SUISSE SECURITIES (USA) LLC

As Representatives of the several

Underwriters named in Schedule I,

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York  10010

Ladies and Gentlemen:

The undersigned understands that you and certain other firms (the “Underwriters”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase by the Underwriters of shares (the “Stock”) of Class A Common Stock, par value $.001 per share (the “Common Stock”), of JGWPT Holdings Inc., a Delaware corporation (the “Issuer”), and that the Underwriters propose to reoffer the Stock to the public (the “Offering”).

In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Barclays Capital Inc. and Credit Suisse Securities (USA) LLC, on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by the undersigned at any time in the future of) any shares of Common Stock (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and shares of Common Stock that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Common Stock (collectively, the “Lock-Up Securities”),  (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Lock-Up Securities, or (4) publicly disclose the intention to do any of the foregoing for a period commencing on the date hereof and ending on the 180th day after the date of the Prospectus relating to the Offering (such 180-day period, the “Lock-Up Period”).

Exhibit A-1-1

The foregoing paragraph shall not apply to (a) transactions relating to Lock-Up Securities acquired in the open market after the completion of the offering, (b) bona fide gifts, sales or other dispositions of shares of any Lock-Up Securities, in each case that are made exclusively between and among the undersigned or members of the undersigned’s family, or affiliates of the undersigned, including its partners (if a partnership) or members (if a limited liability company); provided that it shall be a condition to any such transfer pursuant to this clause (b) that (i) the transferee/donee agrees to be bound by the terms of this Lock-Up Letter Agreement (including, without limitation, the restrictions set forth in the preceding sentence) to the same extent as if the transferee/donee were a party hereto, (ii) no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with such transfer or distribution (other than a filing on a Form 5, Schedule 13D or Schedule 13G (or 13D-A or 13G-A) made after the expiration of the 180-day period referred to above), (iii) each party (donor, donee, transferor or transferee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act of 1933, as amended, and the Exchange Act) to make, and shall agree to not voluntarily make, any public announcement of the transfer or disposition, and (iv) the undersigned notifies Barclays Capital Inc. and Credit Suisse Securities (USA) LLC at least two business days prior to the proposed transfer or disposition, (c) the exercise of warrants or the exercise of stock options granted pursuant to the Issuer’s stock option/incentive plans or otherwise outstanding on the date hereof or the exercise of the exchange rights to be granted to holders of common interests in JGWPT Holdings, LLC concurrent with the closing of the Offering; provided, that the restrictions shall apply to shares of Common Stock issued upon such exercise or conversion, (d) the establishment of any contract, instruction or plan that satisfies all of the requirements of Rule 10b5-1 (a “Rule 10b5-1 Plan”) under the Exchange Act; provided, however, that no sales of Lock-Up Securities, shall be made pursuant to a Rule 10b5-1 Plan prior to the expiration of the Lock-Up Period; provided further, that the Issuer is not required to report the establishment of such Rule 10b5-1 Plan in any public report or filing with the Commission under the Exchange Act during the Lock-Up Period and does not otherwise voluntarily effect any such public filing or report regarding such Rule 10b5-1 Plan, and (e) any demands or requests for, exercise any right with respect to, or take any action in preparation of, the registration by the Issuer under the Act of the undersigned’s shares of Common Stock, provided that no transfer of the undersigned’s shares of Common Stock registered pursuant to the exercise of any such right and no registration statement shall be filed under the Act with respect to any of the undersigned’s shares of Common Stock during the Lock-Up Period.

If the undersigned is an officer or director of the Issuer, (i) the undersigned agrees that the foregoing provisions shall be equally applicable to any issuer-directed Stock, as referred to in FINRA Rule 5131(d)(2)(A) that the undersigned may purchase in the Offering pursuant to an allocation of Stock that is directed in writing by the Issuer (ii) Barclays Capital Inc. and Credit Suisse Securities (USA) LLC agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, Barclays Capital

Exhibit A-1-2

Inc. and Credit Suisse Securities (USA) LLC will notify the Issuer of the impending release or waiver, and (iii) the Issuer has agreed in the Underwriting Agreement to announce the impending release or waiver by issuing a press release through a major news service at least two business days before the effective date of the release or waiver.  Any release or waiver granted by Barclays Capital Inc. and Credit Suisse Securities (USA) LLC hereunder to any such officer or director shall only be effective two business days after the publication date of such press release.  The provisions of this paragraph will not apply if both (a) the release or waiver is effected solely to permit a transfer not for consideration, and (b) the transferee has agreed in writing to be bound by the same terms described in this letter that are applicable to the transferor, to the extent and for the duration that such terms remain in effect at the time of the transfer.

In furtherance of the foregoing, the Issuer and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

It is understood that, if the Issuer notifies the Underwriters that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Stock, the undersigned will be released from its obligations under this Lock-Up Letter Agreement.

The undersigned understands that the Issuer and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions.  Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Issuer and the Underwriters.

This Lock-Up Letter Agreement shall automatically terminate upon the earliest to occur, if any, of (1) the termination of the Underwriting Agreement before the sale of any Stock to the Underwriters or (2) December 31, 2013, in the event that the Underwriting Agreement has not been executed by that date.

[Signature page follows]

Exhibit A-1-3

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof.  Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

By:
Name:
Title:

Dated:  October     , 2013

Exhibit A-1-4

EXHIBIT A-2

LOCK-UP LETTER AGREEMENT

BARCLAYS CAPITAL INC.

CREDIT SUISSE SECURITIES (USA) LLC

As Representatives of the several

Underwriters named in Schedule I,

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York  10010

Ladies and Gentlemen:

The undersigned understands that you and certain other firms (the “Underwriters”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase by the Underwriters of shares (the “Stock”) of Class A Common Stock, par value $.001 per share (the “Common Stock”), of JGWPT Holdings Inc., a Delaware corporation (the “Issuer”), and that the Underwriters propose to reoffer the Stock to the public (the “Offering”).

In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Barclays Capital Inc. and Credit Suisse Securities (USA) LLC, on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by the undersigned at any time in the future of) any shares of Common Stock (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and shares of Common Stock that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Common Stock (collectively, the “Lock-Up Securities”),  (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Lock-Up Securities, or (4) publicly disclose the intention to do any of the foregoing for a period commencing on the date hereof and ending on the 180th day after the date of the Prospectus relating to the Offering (such 180-day period, the “Lock-Up Period”) provided, that: (a) one-third of the undersigned’s Lock-Up Securities as of the date of the Underwriting Agreement shall be released from the restrictions of this paragraph on the 90th day after the date of the Prospectus relating to the Offering, (ii) one-third of the

Exhibit A-2-1

undersigned’s Lock-Up Securities as of the date of the Underwriting Agreement shall be released from the restrictions of this paragraph on the 135th day after the date of the Prospectus relating to the Offering and (iii) the remainder of the undersigned’s Lock-Up Securities shall be released upon the expiration of the Lock-Up Period.

The foregoing paragraph shall not apply to (a) transactions relating to Lock-Up Securities acquired in the open market after the completion of the offering, (b) bona fide gifts, sales or other dispositions of shares of any Lock-Up Securities, in each case that are made exclusively between and among the undersigned or members of the undersigned’s family, or affiliates of the undersigned, including its partners (if a partnership) or members (if a limited liability company); provided that it shall be a condition to any such transfer pursuant to this clause (b) that (i) the transferee/donee agrees to be bound by the terms of this Lock-Up Letter Agreement (including, without limitation, the restrictions set forth in the preceding sentence) to the same extent as if the transferee/donee were a party hereto, (ii) no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with such transfer or distribution (other than a filing on a Form 5, Schedule 13D or Schedule 13G (or 13D-A or 13G-A) made after the expiration of the 180-day period referred to above), (iii) each party (donor, donee, transferor or transferee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act of 1933, as amended, and the Exchange Act) to make, and shall agree to not voluntarily make, any public announcement of the transfer or disposition, and (iv) the undersigned notifies Barclays Capital Inc. and Credit Suisse Securities (USA) LLC at least two business days prior to the proposed transfer or disposition, (c) the exercise of warrants or the exercise of stock options granted pursuant to the Issuer’s stock option/incentive plans or otherwise outstanding on the date hereof or the exercise of the exchange rights to be granted to holders of common interests in JGWPT Holdings, LLC concurrent with the closing of the Offering; provided, that the restrictions shall apply to shares of Common Stock issued upon such exercise or conversion, (d) the establishment of any contract, instruction or plan that satisfies all of the requirements of Rule 10b5-1 (a “Rule 10b5-1 Plan”) under the Exchange Act; provided, however, that no sales of Lock-Up Securities, shall be made pursuant to a Rule 10b5-1 Plan prior to the expiration of the Lock-Up Period; provided further, that the Issuer is not required to report the establishment of such Rule 10b5-1 Plan in any public report or filing with the Commission under the Exchange Act during the Lock-Up Period and does not otherwise voluntarily effect any such public filing or report regarding such Rule 10b5-1 Plan, and (e) any demands or requests for, exercise any right with respect to, or take any action in preparation of, the registration by the Issuer under the Act of the undersigned’s shares of Common Stock, provided that no transfer of the undersigned’s shares of Common Stock registered pursuant to the exercise of any such right and no registration statement shall be filed under the Act with respect to any of the undersigned’s shares of Common Stock during the Lock-Up Period.

Exhibit A-2-2

If the undersigned is an officer or director of the Issuer, (i) the undersigned agrees that the foregoing provisions shall be equally applicable to any issuer-directed Stock, as referred to in FINRA Rule 5131(d)(2)(A) that the undersigned may purchase in the Offering pursuant to an allocation of Stock that is directed in writing by the Issuer (ii) Barclays Capital Inc. and Credit Suisse Securities (USA) LLC agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, Barclays Capital Inc. and Credit Suisse Securities (USA) LLC will notify the Issuer of the impending release or waiver, and (iii) the Issuer has agreed in the Underwriting Agreement to announce the impending release or waiver by issuing a press release through a major news service at least two business days before the effective date of the release or waiver.  Any release or waiver granted by Barclays Capital Inc. and Credit Suisse Securities (USA) LLC hereunder to any such officer or director shall only be effective two business days after the publication date of such press release.  The provisions of this paragraph will not apply if both (a) the release or waiver is effected solely to permit a transfer not for consideration, and (b) the transferee has agreed in writing to be bound by the same terms described in this letter that are applicable to the transferor, to the extent and for the duration that such terms remain in effect at the time of the transfer.

In furtherance of the foregoing, the Issuer and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

It is understood that, if the Issuer notifies the Underwriters that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Stock, the undersigned will be released from its obligations under this Lock-Up Letter Agreement.

The undersigned understands that the Issuer and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions.  Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Issuer and the Underwriters.

This Lock-Up Letter Agreement shall automatically terminate upon the earliest to occur, if any, of (1) the termination of the Underwriting Agreement before the sale of any Stock to the Underwriters or (2) December 31, 2013, in the event that the Underwriting Agreement has not been executed by that date.

[Signature page follows]

Exhibit A-2-3

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof.  Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

By:
Name:
Title:

Dated:  October     , 2013

Exhibit A-2-4

EXHIBIT B

Form of Press Release

JGWPT Holdings Inc.
[Insert date]

JGWPT Holdings Inc., (the “Company”) announced today that Barclays Capital Inc. and Credit Suisse Securities (USA) LLC, joint book-running managers in the Company’s recent public sale of [•] shares of common stock are [waiving] [releasing] a lock-up restriction with respect to [•] shares of the Company’s common stock held by [certain officers or directors] [an officer or director] of the Company.  The [waiver] [release] will take effect on [insert date], and the shares may be sold or otherwise disposed of on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

Exhibit B-1

EXHIBIT C-1

FORM OF OPINION OF COMPANY’S COUNSEL

November 14, 2013

Barclays Capital Inc.

Credit Suisse Securities (USA) Inc.

as Representatives of the several Underwriters

c/o                         Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York  10010

Re:               JGWPT Holdings Inc.
Initial Public Offering of Class A Common Stock

Ladies and Gentlemen:

We have acted as special counsel to JGWPT Holdings Inc., a Delaware corporation (the “Company”), in connection with the Underwriting Agreement, dated November 8, 2013 (the “Underwriting Agreement”), among you, as representatives of the several Underwriters named therein (the “Underwriters”), J.G. Wentworth, LLC, a Delaware limited liability company (“JG Wentworth”), JGWPT Holdings, LLC, a Delaware limited liability company (“JGWPT Holdings” and, collectively with JG Wentworth and the Company, the “Opinion Parties”) and the Company, relating to the sale by the Company to the Underwriters of 9,750,000 shares (the “Firm Shares”) of the Company’s Class A common stock, par value $0.00001 per share (“Class A Common Stock”), and up to an additional 1,462,500 shares of Class A Common Stock (the “Option Shares”) at the Underwriters’ option to cover over-allotments. The Firm Shares and the Option Shares are collectively referred to herein as the Securities.

This opinion is being furnished to you pursuant to Section 8(d) of the Underwriting Agreement.

In rendering the opinions stated herein, we have examined and relied upon the following:

Exhibit C-1-1

(a)           the registration statement on Form S-1 (File No. 333-191585) of the Company relating to the Securities filed with the Securities and Exchange Commission (the “Commission”) on October 7, 2013 under the Securities Act of 1933, as amended (the “Securities Act”), Pre-Effective Amendments No. 1 through No. 3 thereto and Post-Effective Amendment No. 1 thereto, including the information deemed to be a part of the registration statement pursuant to Rule 430A of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”) and the Notice of Effectiveness of the Commission posted on its website declaring such registration statement effective on November 8, 2013 (such registration statement, as so amended, being hereinafter referred to as the “Registration Statement”);

(b)           the preliminary prospectus, dated November 8, 2013, relating to the offering of Securities, in the form included in Post-Effective Amendment No. 1 to the Registration Statement (such preliminary prospectus being hereinafter referred to as the “Preliminary Prospectus”);

(c)           the final prospectus, dated November 8, 2013, relating to the offering of Securities, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations (such final prospectus being hereinafter referred to as the “Prospectus”);

(d)           an executed copy of the Underwriting Agreement;

(e)           a specimen certificate evidencing the Class A Common Stock in the form of Exhibit 4.1 to the Registration Statement;

(f)            an executed copy of a certificate of John Schwab, Chief Financial Officer of the Company, dated the date hereof, a copy of which is attached as Exhibit A hereto (the “Officer’s Certificate”);

(g)           an executed copy of a certificate of Stephen A. Kirkwood, Corporate Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”);

(h)           a copy of the Company’s Amended and Restated  Certificate of Incorporation, as amended to date, certified by the Secretary of State of the State of Delaware as of [•], 2013, and certified pursuant to the Secretary’s Certificate;

(i)            a copy of the Company’s Amended and Restated By-Laws, as amended and in effect as of the date hereof, certified pursuant to the Secretary’s Certificate;

(j)            copies of the Certificates of Formation of J.G. Wentworth and JGWPT Holdings, certified by the Secretary of State of the State of Delaware as of [•], 2013, and certified pursuant to the Secretary’s Certificate;

(k)           copies of the Amended and Restated Limited Liability Company Agreements of J.G. Wentworth and JGWPT Holdings, each dated as of July 12, 2011 (the “LLC Agreements”), certified pursuant to the Secretary’s Certificate;

Exhibit C-1-2

(l)            copies of certain resolutions of the Board of Directors of the Company, adopted June 21, 2013 and November 5, 2013 and certain resolutions of the Pricing Committee thereof, adopted on November 7, 2013, certified pursuant to the Secretary’s Certificate;

(m)          copies of certain resolutions of the Boards of Managers of J.G. Wentworth and JGWPT Holdings, each adopted on November 7, 2013, certified pursuant to the Secretary’s Certificate;

(n)           copies of certificates, dated [•], 2013, and bringdown verifications thereof, dated the date hereof, from the Secretary of State of the State of Delaware with respect to the existence and good standing of each Opinion Party, and each subsidiary of the Company listed on Schedule I hereto (the “Significant Subsidiaries”) in the State of Delaware (the “Delaware Certificates”);

(o)           the Scheduled Contracts (as defined below); and

(p)           the Scheduled Orders (as defined below).

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Opinion Parties and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Opinion Parties and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Opinion Parties and others and of public officials, including the facts and conclusions set forth in the Officer’s Certificate.

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the laws of the State of New York and the State of Delaware and (ii) the federal laws of the United States of America.

As used herein: “Organizational Documents” means those documents listed in paragraphs (h) through (k) above, “Scheduled Contracts” means those agreements or instruments described on Schedule II hereto, “Scheduled Orders” means those orders or decrees described on Schedule III hereto.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1.             Based solely on our review of the Delaware Certificates, each Opinion Party and each Significant Subsidiary is duly incorporated or formed, as applicable, and is

Exhibit C-1-3

validly existing and in good standing under the General Corporation Law of the State of Delaware (the “DGCL”) or the Delaware Limited Liability Company Act (the “DLLCA”), as applicable.

2.             Each Opinion Party has the corporate or limited liability company, as applicable, power and authority to execute and deliver the Underwriting Agreement and to consummate the issuance and sale of the Securities contemplated thereby under the DGCL or the DLLCA, as applicable.

3.             The Underwriting Agreement has been duly authorized, executed and delivered by all requisite corporate or limited liability company, as applicable, action on the part of each Opinion Party under the DGCL or the DLLCA, as applicable.

4.             Neither the execution and delivery by each Opinion Party of the Underwriting Agreement nor the consummation by the Company of the issuance and sale of the Securities contemplated thereby: (i) conflicts with the Organizational Documents of such Opinion Party, (ii) constitutes a violation of, or a default under, any Scheduled Contract to which such Opinion Party is a party, (iii) contravenes any Scheduled Order to which such Opinion Party is subject, or (iv) violates the DGCL or the DLLCA or any law, rule or regulation of the State of New York or the United States of America.

5.             Neither the execution and delivery by each Opinion Party of the Underwriting Agreement nor the consummation by the Company of the  issuance and sale of the Securities contemplated thereby, requires the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under the DGCL, the DLLCA or any law, rule or regulation of the State of New York or the United States of America, except for those consents, approvals, licenses and authorizations already obtained and those filings, recordings and registrations already made.

6.             The Securities have been duly authorized by all requisite corporate action on the part of the Company under the DGCL, and when the Securities are delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable and free and clear of any preemptive rights or any similar rights arising under the DGCL, the Organizational Documents or any Scheduled Contract.

7.             The Company has authority to issue 500,000,000 shares of Class A Common Stock and such authorized capital stock of the Company conforms as to legal matters to the description thereof contained under the caption “Description of Capital Stock” in the Prospectus and the Preliminary Prospectus.

8.             To our knowledge, there are no legal or governmental proceedings pending to which an Opinion Party is a party or to which any of their property is subject that are required to be disclosed in the Prospectus pursuant to Item 103 of Regulation S-K of the Rules and Regulations that are not so disclosed, except that we do not express any opinion in this paragraph 8 with respect to legal or governmental proceedings relating to regulatory matters of

Exhibit C-1-4

the type referred to in the Prospectus under the captions entitled “Risk Factors — Risks Related to Our Legal and Regulatory Environment” and “Business — Regulation.”

9.             The statements in the Prospectus under the caption “Underwriting,” insofar as such statements purport to summarize certain provisions of the Underwriting Agreement, fairly summarize such provisions in all material respects.

10.          The statements in the Prospectus and the Preliminary Prospectus under the caption “Description of Capital Stock — Class A Shares,” insofar as such statements purport to summarize certain provisions of the Organizational Documents, fairly summarize such provisions in all material respects.

11.          The statements in the Prospectus and the Preliminary Prospectus under the captions “Shares Eligible for Future Sale” and “The Transactions,” insofar as such statements purport to summarize certain provisions of the Registration Rights Agreement, dated November 14, 2013 (the “Registration Rights Agreement”), by and among the Company, JLL JGW Distribution, LLC, JGW Holdco, LLC and the other stockholders of the Company that are signatories thereto, the Operating Agreement of JGWPT Holdings, LLC, dated November 14, 2013 (the “Operating Agreement”), by and among the Company, JGWPT Holdings, LLC and the other Members of JGWPT Holdings, LLC party thereto, or the Tax Receivable Agreement, dated November 14, 2013 (the “Tax Receivable Agreement” and, collectively with the Registration Rights Agreement and the Operating Agreement, the “Transaction Agreements”), by and among the Company, JLL JGW Distribution LLC, JGW Holdco, LLC, Candlewood Special Situations Fund L.P., R3 Capital Partners Master, L.P., The Royal Bank of Scotland PLC, DLJ Merchant Banking Funding, Inc., Peach Group Holdings Inc., David Miller, Randi Sellari, Stefano Sola, and, to the extent described therein, JLL Fund V AIF II, L.P, fairly summarize such provisions in all material respects.

12.          The Company is not and, solely after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

The opinions stated herein are subject to the following qualifications:

(a)           except to the extent expressly stated in the opinions contained herein, we do not express any opinion with respect to the effect on the opinions stated herein of (i) the compliance or non-compliance of any party to the Underwriting Agreement with any laws, rules or regulations applicable to such party or (ii) the legal status or legal capacity of any party to the Underwriting Agreement;

(b)           except to the extent expressly stated in the opinions contained herein, we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to the Underwriting Agreement or the transactions contemplated thereby, including the issuance and sale of the Securities, solely because such law, rule or regulation is part of a

Exhibit C-1-5

regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(c)           we have assumed that the LLC Agreement of each of J.G. Wentworth and JGWPT Holdings is the only limited liability company agreement, as defined under the DLLCA, of J.G. Wentworth or JGWPT Holdings, as the case may be;

(d)           except to the extent expressly stated in the opinion contained herein in paragraph 12, we do not express any opinion with respect to any securities, antifraud, derivatives or commodities laws, rules or regulations or Regulations T, U or X of the Board of Governors of the Federal Reserve System;

(e)           we do not express any opinion whether the execution or delivery of the Underwriting Agreement by an Opinion Party, or the consummation by such Opinion Party of the transactions contemplated thereby, including the issuance and sale of the Securities, will constitute a violation of, or a default under, any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of an Opinion Party or any of its subsidiaries;

(f)            we call to your attention that certain of the Scheduled Contracts are governed by laws other than those with respect to which we express our opinion or do not specify a governing law, and the opinions expressed herein are based solely upon our understanding of the plain meaning of the language contained in such Scheduled Contracts under the laws of the State of Delaware. We do not assume any responsibility for any interpretation thereof inconsistent with such understanding and we have not consulted attorneys admitted in any other jurisdiction (including any jurisdiction where we or our affiliated firms have offices); and

(g)           the opinion set forth in paragraph 8 above is based solely on our discussions with the officers of the Opinion Parties responsible for the matters discussed therein, our review of documents furnished to us by the Opinion Parties and our reliance on the representations and warranties of the Opinion Parties contained in the Underwriting Agreement and the Officer’s Certificate; we have not made any other inquiries or investigations or any search of the public docket records of any court, governmental agency or body or administrative agency.  In addition, we call to your attention that we have not been engaged by, nor have we rendered any advice to, the Opinion Parties in connection with any legal or governmental proceedings.  Accordingly, we do not have any special knowledge with respect to such matters.  We understand that such matters have been and are being handled by other counsel.

In addition, in rendering the foregoing opinions we have assumed that:

(a)           except to the extent expressly stated in the opinions contained herein with respect to the Opinion Parties, each party to each Transaction Agreement has the corporate, limited liability company or limited partnership, as applicable, power and authority to execute, deliver and perform all its obligations under such Transaction Agreement; and

Exhibit C-1-6

(b)           except to the extent expressly stated in the opinions contained herein with respect to the Opinion Parties, each Transaction Agreement has been duly authorized, executed and delivered by all requisite corporate, limited liability company or limited partnership, as applicable, action on the part of each party to such Transaction Agreement.

This opinion is furnished only to you as Representatives of the Underwriters and is solely for the Underwriters’ benefit in connection with the closing occurring today and the offering of the Securities, in each case pursuant to the Underwriting Agreement. Without our prior written consent, this opinion may not be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by, or assigned to, any other person for any purpose, including any other person that acquires any Securities or that seeks to assert your rights in respect of this opinion (other than an Underwriter’s successor in interest by means of merger, consolidation, transfer of a business or other similar transaction).

Very truly yours,

Exhibit C-1-7

Exhibit A

Officer’s Certificate

Exhibit C-1-8

Schedule I

Significant Subsidiaries

Delaware Limited Liability Companies:

Orchard Acquisition Company, LLC

Peach Holdings, LLC

PeachHI, LLC

Peachtree Originations, LLC

Exhibit C-1-9

Schedule II

Scheduled Contracts

1.                                      Registration Rights Agreement, dated November 14, 2013, by and among the Company, JLL JGW Distribution, LLC, JGW Holdco, LLC and the other stockholders of the Company that are signatories thereto.

2.                                      Voting Agreement, dated November 14, 2013, by and among the Company, JLL JGW Distribution, LLC, JGW Holdco, LLC and the other stockholders of the Company that are signatories thereto.

3.                                      Director Designation Agreement, dated November 14, 2013, by and among the Company, PGHI Corp., JLL JGW Distribution, LLC, JGW Holdco, LLC.

4.                                      Credit Agreement by and among J.G. Wentworth, LLC, Orchard Acquisition Company, LLC, as Parent Borrower, the Lending Institutions from Time to Time Parties Thereto, Jefferies Finance LLC, as Administrative Agent and Jefferies Group, Inc. as Swing Line Lender and an LC Issuer, dated as of February 8, 2013.

5.                                      First Amendment to Credit Agreement by and among J.G. Wentworth, LLC, Orchard Acquisition Company, LLC, as Parent Borrower, the Lending Institutions from Time to Time Parties Thereto, Jefferies Finance LLC, as Administrative Agent and Jefferies Group, Inc. as Swing Line Lender and an LC Issuer.

6.                                      Voting Trust Agreement, dated November 14, 2013, by and among the Company, JLL JGW Distribution, LLC, JGW Holdco, LLC and the other stockholders of the Company that are signatories thereto.

7.                                      Operating Agreement of JGWPT Holdings, LLC, dated November 14, 2013, by and among the Company, JGWPT Holdings, LLC and the other Members of JGWPT Holdings, LLC party thereto.

8.                                      Tax Receivable Agreement, dated November 14, 2013, by and among the Company, JLL JGW Distribution LLC, JGW Holdco, LLC, Candlewood Special Situations Fund L.P., R3 Capital Partners Master, L.P., The Royal Bank of Scotland PLC, DLJ Merchant Banking Funding, Inc., Peach Group Holdings Inc., David Miller, Randi Sellari, Stefano Sola, and, to the extent described herein, JLL Fund V AIF II, L.P.

9.                                      Administrative Services Agreement, dated as of July 12, 2011, by and between Settlement Funding, LLC and PGHI Corp.

10.                               Custodial Agreement, dated July 12, 2011, by and between J.G. Wentworth LLC and PGHI Corp.

Exhibit C-1-10

11.                               Agreement and Plan of Merger, dated as of February 19, 2011, by and among JGWPT Holdings, LLC, J.G. Wentworth, LLC, Peach Acquisition LLC, PeachHI, LLC, PGHI Corp. and Orchard Acquisition Company LLC, as amended.

12.                               Lease by and between Radnor Properties-201 KOP, L.P. and Green Apple Management Company, LLC, dated September 9, 2010, as amended by the First Amendment, dated February 21, 2011, the Second Amendment, dated January 9, 2012, the Third Amendment, dated August 23, 2012, and the Fourth Amendment, dated March 29, 2013.

13.                               Letter Agreement by and between J.G. Wentworth, LLC and Stefano Sola, dated August 27, 2009

14.                               Severance Arrangement by and between JGWPT Holdings, LLC and Stefano Sola, dated August 20, 2012

15.                               Employment Agreement by and between J.G. Wentworth, LLC and David Miller, dated November 1, 2010, as amended March 11, 2013

16.                               Amended and Restated Employment Agreement by and between J.G. Wentworth, LLC and Randi Sellari, dated July 23, 2007

Exhibit C-1-11

Schedule III

Scheduled Orders

None.

Exhibit C-1-12

November 14, 2013

Barclays Capital Inc.

Credit Suisse Securities (USA) Inc.

as Representatives of the several Underwriters

c/o                         Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York  10010

Re:                             JGWPT Holdings Inc.
Initial Public Offering of Class A Common Stock

Ladies and Gentlemen:

We have acted as special counsel to JGWPT Holdings Inc., a Delaware corporation (the “Company”), in connection with the Underwriting Agreement, dated November 8, 2013 (the “Underwriting Agreement”), among you, as representatives of the several Underwriters named therein (the “Underwriters”), J.G. Wentworth, LLC, a Delaware limited liability company (“JG Wentworth”), JGWPT Holdings, LLC, a Delaware limited liability company (“JGWPT Holdings” and, collectively with JG Wentworth and the Company, the “Opinion Parties”) and the Company, relating to the sale by the Company to the Underwriters of 9,750,000 shares (the “Firm Shares”) of the Company’s Class A common stock, par value $0.00001 per share (“Class A Common Stock”), and up to an additional 1,462,500 shares of Class A Common Stock (the “Option Shares”) at the Underwriters’ option to cover over-allotments. The Firm Shares and the Option Shares are collectively referred to herein as the Securities.

This letter is being furnished to you pursuant to Section 7(d) of the Underwriting Agreement.

In the above capacity, we have reviewed the registration statement on Form S-1 (File No. 333-191585) of the Company relating to the Securities  filed on October 7, 2013 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), Pre-Effective Amendments No. 1 through No. 3 thereto and Post-Effective Amendment No. 1 thereto, including the information deemed to be a part of the registration statement pursuant to Rule 430A of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), and the Notice of Effectiveness of the Commission posted on its website declaring such registration statement effective on November 8, 2013 (such

Exhibit C-1-13

registration statement, as so amended, being hereinafter referred to as the “Registration Statement”), and (i) the preliminary prospectus, dated November 8, 2013 (the “Preliminary Prospectus”), relating to the Securities and (ii) the final prospectus, dated November 8, 2013, relating to the offering of the Securities in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations (the “Prospectus”). We also have reviewed such other documents as we deemed appropriate. To our knowledge, based solely upon our review of the Commission’s website, no stop order suspending the effectiveness of the Registration Statement has been issued and, to our knowledge, based solely on a discussion with the Company’s general counsel, no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

In addition, we have participated in conferences with officers and other representatives of the Company, Reed Smith LLP, co-counsel for the Company, representatives of the independent registered public accountants of the Company and representatives of the Underwriters and counsel for the Underwriters at which the contents of the Registration Statement, the Prospectus, the Preliminary Prospectus and related matters were discussed. We do not pass upon, or assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus or the Preliminary Prospectus, and have made no independent check or verification thereof (except to the limited extent referred to in paragraphs 9, 10 and 11 of our corporate opinion to you dated as of the date hereof and in our opinion to you dated as of the date hereof regarding tax matters described under the caption “U.S. Federal Income Tax Considerations for Non-United States Holders of Class A Shares” in the Registration Statement, the Prospectus and the Preliminary Prospectus).

On the basis of the foregoing, (i) the Registration Statement, at the time it became effective, and the Prospectus, as of its date, appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the Rules and Regulations (except that in each case we do not express any view as to the financial statements, schedules and other financial information included therein or excluded therefrom) and (ii) no facts have come to our attention that have caused us to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that in each case we do not express any view as to the financial statements, schedules and other financial information included therein or excluded therefrom or the statements contained in the exhibits to the Registration Statement). In addition, on the basis of the foregoing, no facts have come to our attention that have caused us to believe that the Preliminary Prospectus, as of the Applicable Time (as defined below), contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that we do not express any view as to the financial statements, schedules and other financial information included therein or excluded therefrom or the statements contained in the exhibits to the Registration Statement to the extent included therein).

Exhibit C-1-14

As used herein, “Applicable Time” means 10:45 a.m. (Eastern time) on November 8, 2013.

This letter is furnished only to you as Representatives of the Underwriters and is solely for the Underwriters’ benefit in connection with the closing occurring today and the offering of the Securities, in each case pursuant to the Underwriting Agreement. Without our prior written consent, this letter may not be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by, or assigned to, any other person for any purpose, including any other person that acquires any Securities or that seeks to assert an Underwriter’s rights in respect of this letter (other than an Underwriter’s successor in interest by means of merger, consolidation, transfer of a business or other similar transaction).

Very truly yours,

Exhibit C-1-15

EXHIBIT C-2

FORM OF OPINION OF COMPANY’S STRUCTURED FINANCE COUNSEL

November 14, 2013

To the parties set forth on Schedule A hereto.

Ladies and Gentlemen:

We have acted as special securitization counsel for certain subsidiaries of JGWPT Holdings, LLC, a Delaware limited liability company (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of shares of the JGWPT Holdings, Inc.’s (the “Issuer”) common stock, par value $0.001 per share (the “Shares”) pursuant to the Registration Statement on Form S-1 filed by the Issuer on October 4, 2013 (the “Preliminary Prospectus”) with the Securities and Exchange Commission (the “Commission”). The Shares, including Shares to cover over-allotments, if any, are being offered for sale, together with the securities registered pursuant to the Issuer’s Registration Statement on Form S-1 (Registration No. 333-191585), as amended, which was declared effective by the Commission on November 8, 2013 (the “Prospectus”), by the Issuer to the underwriters (the “Underwriters”) pursuant to the terms of the Underwriting Agreement, dated November 8, 2013 (the “Underwriting Agreement”), by and among the Issuer, Barclays Capital Inc. and Credit Suisse Securities (USA) LLC, as representatives of the Underwriters.

For purposes of issuing this letter, we have been requested to review the Preliminary Prospectus and the Prospectus.

In connection with the foregoing, we have examined originals or copies, certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of such documents, corporate records, certificates of public officials, and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion, including, without limitation, certain resolutions adopted by the board of directors of the Company and the Issuer.

We have made such legal and factual examinations and inquiries as we have deemed necessary or appropriate for purposes of this letter and the statements set forth herein.  In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.  As to facts material to the basis for our statements and assumptions expressed herein, we have reviewed the Preliminary Prospectus and the Prospectus, participated in the preparation of the Preliminary Prospectus and the Prospectus and had conferences with certain officers and employees and counsel of the Issuer, the Company, the Underwriters and counsel to the Underwriters during which conferences and conversations the contents of the Preliminary Prospectus and the Prospectus and related matters were discussed, but solely with regard to securitization matters.  With your consent, we have relied upon oral and written statements, certifications, and representations of officers and other representatives of the Issuers, and others.  In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary.  We also reviewed certain corporate records and documents, and oral and written statements and certificates of officers and other representatives of the Issuers and others as to the existence and consequence of certain factual and other matters.  With respect to any statement, representation, certificate or assurance on which we have relied and that was given or dated earlier than the date of this letter, we have assumed that the information contained therein has remained accurate, as far as relevant to the statements contained herein, from such earlier date through and including the date of this letter.  We considered the foregoing in light of our understanding of securitization transactions and our experience gained through representing certain subsidiaries of the Company in connection with certain securitization transactions.

The primary purpose of our professional engagement was not to establish or confirm factual matters or financial or quantitative information, and many determinations involved in the preparation of the Preliminary Prospectus and the Prospectus were of a wholly or partially non-legal character or related to legal matters outside the scope of our statements.  Therefore, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in, or incorporated by reference in, the Preliminary Prospectus and the Prospectus (except to the extent expressly set forth in the following paragraph), and have not made an independent check or verification thereof (except as stated below).

Based upon the foregoing, we are of the opinion that:

1. To the best of our knowledge, the information in the Prospectus and the Preliminary Prospectus, regarding securitization transactions of certain subsidiaries of the Company under “ BUSINESS - Funding and Securitization Platform” and “BUSINESS - Regulation”, to the extent that it constitutes matters of law, summaries of legal matters, documents, or legal conclusions, has been reviewed by us and is correct in all material respects and fairly and correctly presents the information provided by the Issuer therein with respect thereto in all material respects.

2. Neither the execution and delivery by the Issuer of the Underwriting Agreement nor the consummation by the Issuer and the Company of the transactions contemplated thereby constitutes a violation of, or a default under, any Securitization Contract (as defined below). For purposes of this opinion, the Securitization Contracts means those agreements set forth on Schedule B hereto.

We are admitted to practice in the Commonwealth of Pennsylvania and the State of New York, and we express no opinion as to any matters governed by any laws other than the laws of the Commonwealth of Pennsylvania, the State of New York and the Federal laws of the United States of America.

Exhibit C-2-2

Statements in this opinion letter that are qualified by the expression “to the best of our knowledge,” or other expressions of like import are based upon the current actual knowledge of Lori L. Lasher, Esq. and Jonathan P. Moyer, Esq who are the only individual attorneys in this Firm who have devoted substantive attention to the review of the Prospectus and the Preliminary Prospectus, but not the knowledge of any other attorney in this Firm or any constructive or imputed knowledge of any information, and any such qualification means that such attorneys do not have any actual knowledge that any statement so qualified is false.

The foregoing statements are rendered only with respect to the laws, rules and regulations that are presently in effect, and applicable court rulings and orders that have been published and are generally available, and that are in our experience normally applicable to securitization transactions.  The statements in this letter are limited to the matters set forth herein, no statement may be inferred or implied beyond the statements expressly stated in this letter, and our statements must be read in conjunction with the assumptions, limitations, exceptions and qualifications set forth in this letter.  We assume no obligation to update this letter to advise you of any change in facts or laws subsequent to the date hereof.

Very truly yours,

Reed Smith LLP

LLL/JPM//DMG

legalops

Exhibit C-2-3

Schedule A

Barclays Capital Inc. and Credit Suisse Securities (USA) LLC, as Representatives of the several Underwriters named in Schedule I of the Underwriting Agreement

Exhibit C-2-4

Schedule B

1. Master Trust Indenture and Security Agreement, dated as of August 13, 2001, among J.G. Wentworth Management Company, Inc., J.G. Wentworth Receivables V LLC, MBIA Insurance Corporation, and Chase Manhattan Trust Company, N.A. (the “2001-A Indenture”).

2. Series 2001-A Supplement to the 2001-A Indenture, dated as of August 13, 2001, among J.G. Wentworth Management Company, Inc., J.G. Wentworth Receivables V LLC, MBIA Insurance Corporation, and Chase Manhattan Trust Company, N.A., as trustee, and the notes issued pursuant thereto.

3. Master Trust Indenture and Security Agreement, dated as of November 26, 2002, among J.G. Wentworth Management Company, Inc., 321 Henderson Receivables I LLC, MBIA Insurance Corporation, and JPMorgan Chase Bank (the “Indenture”).

4. Amended and Restated Series 2002-A Supplement to the Indenture, dated as of November 15, 2005, among 321 Henderson Receivables I LLC, J.G. Wentworth Management Company, LLC, MBIA Insurance Corporation, Deutsche Bank Trust Company Americas, as the administrative agent and  Wilmington Trust Company, as trustee, and the notes issued pursuant thereto.

5. Amended and Restated Master Trust Indenture and Security Agreement, dated as of November 19, 2003, among J.G. Wentworth Management Company, Inc., 321 Henderson Receivables I LLC, MBIA Insurance Corporation, and JPMorgan Chase Bank (the “Amended and Restated Indenture”).

6. Amended and Restated Series 2003-A Supplement to the Amended and Restated Indenture, dated as of November 15, 2005, among 321 Henderson Receivables I LLC, J.G. Wentworth Management Company, LLC, MBIA Insurance Corporation, Deutsche Bank Trust Company Americas, as the administrative agent and  Wilmington Trust Company, as trustee, and the notes issued pursuant thereto.

7. Amended and Restated Series 2004-A Supplement to the Amended and Restated Indenture, dated as of November 15, 2005, among 321 Henderson Receivables I LLC, J.G. Wentworth Management Company, LLC, MBIA Insurance Corporation, Deutsche Bank Trust Company Americas, as the administrative agent and  Wilmington Trust Company, as trustee, and the notes issued pursuant thereto.

8. Second Amended and Restated Master Trust Indenture and Security Agreement, dated as of November 15, 2005, among J.G. Wentworth Management Company, LLC, 321 Henderson Receivables I LLC, MBIA Insurance Corporation, and Wilmington Trust Company, as trustee (as successor to JPMorgan Chase Bank) (the “Second Amended and Restated Indenture”).

9. Series 2005-1 Supplement to the Second Amended and Restated Indenture, dated as of November 15, 2005, among 321 Henderson Receivables I LLC, J.G. Wentworth Management Company, LLC, MBIA Insurance Corporation, Deutsche Bank Trust Company Americas, as the

Exhibit C-2-5

administrative agent and Wilmington Trust Company, as trustee, and the notes issued pursuant thereto.

10. Master Trust Indenture (the “Program Indenture”), dated as of March 23, 2006, among J.G. Wentworth Management Company, LLC, 321 Henderson Receivables II LLC, MBIA Insurance Corporation, Wilmington Trust Company, as the trustee, and Deutsche Bank Trust Company Americas, as the administrative agent, as amended.

11. 2006-1 Supplement to the Program Indenture, dated as of March 23, 2006, and the notes issued pursuant thereto.

12. 2006-2 Supplement to the Program Indenture, dated as of June 22, 2006, and the notes issued pursuant thereto.

13. 2006-3 Supplement to the Program Indenture, dated as of September 26, 2006, and the notes issued pursuant thereto.

14. 2006-4 Supplement to the Program Indenture, dated as of December 20, 2006, and the notes issued pursuant thereto.

15. 2007-1 Supplement to the Program Indenture, dated as of March 22, 2007, and the notes issued pursuant thereto.

16. 2007-2 Supplement to the Program Indenture, dated as of June 21, 2007, and the notes issued pursuant thereto.

17. 2007-3 Supplement to the Program Indenture, dated as of September 27, 2007, and the notes issued pursuant thereto.

18. Master Trust Indenture, as amended, dated as of March 14, 2008, among J.G. Wentworth Management Company, LLC, as servicer, 321 Henderson Receivables III LLC, Wilmington Trust Company, as the trustee, and Deutsche Bank Trust Company Americas, as the administrative agent and stand-by servicer (the “Series 2008-1 Indenture”).

19. Series 2008-1 Supplement to the Series 2008-1 Indenture, dated as of March 14, 2008, and the notes issued pursuant thereto.

20. Master Trust Indenture, as amended, dated as of May 15, 2008, among J.G. Wentworth Management Company, LLC, as servicer, 321 Henderson Receivables IV LLC, Wilmington Trust Company, as the trustee, and Deutsche Bank Trust Company Americas, as the administrative agent and stand-by servicer (the “Series 2008-2 Indenture”).

21. Series 2008-2 Supplement to the Series 2008-2 Indenture, dated as of May 15, 2008, and the notes issued pursuant thereto.

Exhibit C-2-6

22. Master Trust Indenture, as amended, dated as of December 19, 2008, among 321 Henderson Receivables V LLC, Wilmington Trust Company, as the trustee, and Deutsche Bank Trust Company Americas, as the administrative Agent and initial Master Servicer (the “Series 2008-3 Indenture”).

23. Series 2008-3 Supplement to the Series 2008-3 Indenture, dated as of December 19, 2008, and the notes issued pursuant thereto.

24. Master Trust Indenture, as amended, dated as of April 20, 2010, among 321 Henderson Receivables VI LLC, Wilmington Trust Company, as trustee, and Deutsche Bank Trust Company Americas as the administrative agent and initial master servicer (the “Series 2010-1 Indenture”).

25. Series 2010-1 Supplement to the Series 2010-1 Indenture, as amended, dated as of April 20, 2010, among the parties to the Series 2010-1 Indenture, and the notes issued pursuant thereto.

26. Master Trust Indenture, as amended, dated as of August 12, 2010, among J.G. Wentworth XXI LLC, U.S. Bank National Association, as trustee, and Deutsche Bank Trust Company Americas as the administrative agent and initial master servicer (the “Series 2010-2 Indenture”).

27. Series 2010-2 Supplement to the Series 2010-2 Indenture, as amended, dated as of August 12, 2010, among the parties to the Series 2010-2 Indenture, and the notes issued pursuant thereto.

28. Master Trust Indenture, as amended, dated as of November 4, 2010, among J.G. Wentworth XXII LLC, U.S. Bank National Association, as trustee, and Deutsche Bank Trust Company Americas as the administrative agent and initial master servicer (the “Series 2010-3 Indenture”).

29. Series 2010-3 Supplement to the Series 2010-3 Indenture, as amended, dated as of November 4, 2010, among the parties to the Series 2010-3 Indenture, and the notes issued pursuant thereto.

30. Master Trust Indenture, dated as of November 18, 2010, among JGW-S LC I, LLC, U.S. Bank National Association as the trustee and collateral trustee and J.G. Wentworth Management Company, LLC (the “Series 2010-C Indenture”).

31. Series 2010-C Supplement to the Series 2010-C Indenture, dated as of November 18, 2010, among JGW-S LC I, LLC, J.G. Wentworth Management Company and U.S. Bank National Association as the trustee and collateral trustee, and the notes issued pursuant thereto.

32. Master Trust Indenture, dated as of November 24, 2010, among LCSS II, LLC, U.S. Bank National Association as the trustee and collateral trustee and J.G. Wentworth Management Company, LLC (the “Series 2010-D Indenture”).

33. Series 2010-D Supplement to the Series 2010-D Indenture, dated as of November 24, 2010, among LCSS II, LLC, J.G. Wentworth Management Company and U.S. Bank National Association as the trustee and collateral trustee, and the notes issued pursuant thereto.

Exhibit C-2-7

34. Master Trust Indenture, dated as of June 16, 2011, among J.G. Wentworth XXIII LLC, U.S. Bank National Association, as trustee, and Deutsche Bank Trust Company Americas as the administrative agent and initial master servicer (the “Series 2011-1 Indenture”).

35. Series 2011-1 Supplement to the Series 2011-1 Indenture, dated as of June 16, 2011, among the parties to the Series 2011-1 Indenture, and the notes issued pursuant thereto.

36. Master Trust Indenture, dated as of December 8, 2011, among JGWPT XXIV LLC, U.S. Bank National Association, as trustee, and Deutsche Bank Trust Company Americas as the administrative agent and initial master servicer (the “Series 2011-2 Indenture”).

37. Series 2011-2 Supplement to the Series 2011-2 Indenture, dated as of December 8, 2011, among the parties to the Series 2011-2 Indenture, and the notes issued pursuant thereto.

38. First Amended and Restated Master Trust Indenture, dated as of May 11, 2012, among JGW-S III, U.S. Bank National Association as the trustee and collateral trustee and Wentworth as initial master servicer (the “Series 2010-A2 Indenture”).

39. First Amended and Restated Series 2010-A2 Supplement to the Series 2010-A2 Indenture, dated as of May 11, 2012, among the parties to the Series 2010-A2 Indenture.

40. Master Trust Indenture, dated as of March 16, 2012, among JGWPT XXV LLC, U.S. Bank National Association, as trustee, and Deutsche Bank Trust Company Americas as the administrative agent and initial master servicer (the “Series 2012-1 Indenture”).

41. Series 2012-1 Supplement to the Series 2012-1 Indenture, dated as of March 16, 2012, among the parties to the Series 2012-1 Indenture, and the notes issued pursuant thereto.

42. Master Trust Indenture, dated as of July 25, 2012, among JGWPT XXVI LLC, U.S. Bank National Association, as trustee, and Deutsche Bank Trust Company Americas as the administrative agent and initial master servicer (the “Series 2012-2 Indenture”).

43. Series 2012-2 Supplement to the Series 2012-2 Indenture, dated as of July 25, 2012, among the parties to the Series 2012-2 Indenture, and the notes issued pursuant thereto.

44. Second Amended and Restated Master Trust Indenture, dated as of October 19, 2012, among JGW-S LC II, LLC, U.S. Bank National Association as the trustee and collateral trustee and Wentworth as initial master servicer (the “Series 2011-A Indenture”).

45. Second Amended and Restated Series 2011-A Supplement to the Series 2011-A Indenture, dated as of October 19, 2012, among the parties to the Series 2011-A Indenture, and the notes issued pursuant thereto.

Exhibit C-2-8

46. Master Trust Indenture, dated as of November 19, 2012, among JGWPT XXVII LLC, U.S. Bank National Association, as trustee, and Deutsche Bank Trust Company Americas as the administrative agent and initial master servicer (the “Series 2012-3 Indenture”).

47. Series 2012-3 Supplement to the Series 2012-3 Indenture, dated as of November 19, 2012, among the parties to the Series 2012-3 Indenture, and the notes issued pursuant thereto.

48. Master Trust Indenture, dated as of December 27, 2012, among JGW-S IV, LLC, U.S. Bank National Association as the trustee and collateral trustee and Wentworth as initial master servicer (the “Series 2012-A Indenture”).

49. Series 2012-A Supplement to the Series 2012-A Indenture, dated as of December 27, 2012, among the parties to the Series 2012-A Indenture.

50. Master Trust Indenture, dated as of March 20, 2013, among JGWPT XXVIII LLC, U.S. Bank National Association, as trustee, and Deutsche Bank Trust Company Americas as the administrative agent and initial master servicer (the “Series 2013-1 Indenture”).

51. Series 2013-1 Supplement to the Series 2013-1 Indenture, dated as of March 20, 2013, among the parties to the Series 2013-1 Indenture, and the notes issued pursuant thereto.

52. Master Trust Indenture, dated as of July 30, 2013, among JGWPT XXIX LLC, U.S. Bank National Association, as trustee, and Deutsche Bank Trust Company Americas as the administrative agent and initial master servicer (the “Series 2013-2 Indenture”).

53. Series 2013-2 Supplement to the Series 2013-2 Indenture, dated as of July 30, 2013, among the parties to the Series 2013-2 Indenture, and the notes issued pursuant thereto.

54. Master Trust Indenture, dated as of October 18, 2013, among JGWPT XXX LLC, U.S. Bank National Association, as trustee, and Deutsche Bank Trust Company Americas as the administrative agent and initial master servicer (the “Series 2013-3 Indenture”).

55. Series 2013-3 Supplement to the Series 2013-3 Indenture, dated as of October 18, 2013, among the parties to the Series 2013-3 Indenture, and the notes issued pursuant thereto.

56. Indenture, as amended, restated or otherwise modified from time to time, dated as of January 1, 2004, between Structured Receivables Finance #1, LLC and Wells Fargo Bank National Association, as trustee (the “2004-A Peachtree Indenture”), and the notes issued pursuant thereto.

57. Sale and Servicing Agreement, as amended, restated or otherwise modified from time to time, dated as of January 1, 2004, relating to the 2004-A Peachtree Indenture, among Structured Receivables Finance #1, LLC, Settlement Funding, LLC and Wells Fargo Bank National Association, as trustee, back-up servicer and securities intermediary.

58. Indenture, as amended, restated or otherwise modified from time to time, dated as of March 1, 2005, between Structured Receivables Finance #2, LLC and Wells Fargo Bank National

Exhibit C-2-9

Association, as trustee (the “2005-A Peachtree Indenture”), and the notes issued pursuant thereto.

59. Sale and Servicing Agreement, as amended, restated or otherwise modified from time to time, dated as of March 1, 2005, relating to the 2005-A Peachtree Indenture, among Structured Receivables Finance #2, LLC, Settlement Funding, LLC and Wells Fargo Bank National Association, as trustee, back-up servicer and securities intermediary.

60. Indenture, as amended, restated or otherwise modified from time to time, dated as of September 8, 2005, between Peachtree Finance Company #2, LLC and Wells Fargo Bank National Association, as trustee (the “2005-B Peachtree Indenture”), and the notes issued pursuant thereto.

61. The Sale and Servicing Agreement, as amended, restated or otherwise modified from time to time, dated as of September 8, 2005, relating to the 2005-B Peachtree Indenture, among Peachtree Finance Company, LLC, Peachtree Finance Company #2, LLC, Settlement Funding, LLC and Wells Fargo Bank National Association, as trustee, back-up servicer and securities intermediary.

62. Indenture, as amended, restated or otherwise modified from time to time, dated as of March 16, 2006, between Structured Receivables Finance #3, LLC and Wells Fargo Bank National Association, as trustee (the “2006-A Peachtree Indenture”), and the notes issued pursuant thereto.

63. Sale and Servicing Agreement, as amended, restated or otherwise modified from time to time, dated as of March 16, 2006, relating to the 2006-A Peachtree Indenture, among Structured Receivables Finance #3, LLC, Settlement Funding, LLC and Wells Fargo Bank National Association, as trustee, back-up servicer and securities intermediary.

64. Indenture, as amended, restated or otherwise modified from time to time, dated as of December 14, 2006, between Structured Receivables Finance 2006-B, LLC and Wells Fargo Bank National Association, as trustee (the “2006-B Peachtree Indenture”), and the notes issued pursuant thereto.

65. Sale and Servicing Agreement, as amended, restated or otherwise modified from time to time, dated as of December 14, 2006, relating to the 2006-B Peachtree Indenture, among Structured Receivables Finance 2006-B, LLC, Settlement Funding, LLC and Wells Fargo Bank National Association, as trustee, back-up servicer and securities intermediary.

66. Indenture, as amended, restated or otherwise modified from time to time, dated as of January 25, 2010, between Structured Receivables Finance 2010-A, LLC and Wells Fargo Bank National Association, as trustee (the “2010-A Peachtree Indenture”), and the notes issued pursuant thereto.

67. Sale and Servicing Agreement, as amended, restated or otherwise modified from time to time, dated as of January 25, 2010, relating to the 2010-BA Peachtree Indenture, among

Exhibit C-2-10

Structured Receivables Finance 2010-A, LLC, Settlement Funding, LLC and Wells Fargo Bank National Association, as trustee, back-up servicer and securities intermediary.

68. Indenture, as amended, restated or otherwise modified from time to time, dated as of November 23, 2010, between Structured Receivables Finance 2010-B, LLC and Wells Fargo Bank National Association, as trustee (the “2010-B Peachtree Indenture”), and the notes issued pursuant thereto.

69. Sale and Servicing Agreement, as amended, restated or otherwise modified from time to time, dated as of November 23, 2010, relating to the 2010-B Peachtree Indenture, among Structured Receivables Finance 2010-B, LLC, Settlement Funding, LLC and Wells Fargo Bank National Association, as trustee, back-up servicer and securities intermediary.

70.  Credit Agreement, dated as of February 17, 2012, by and among JGW IV, as Borrower, Wentworth, as Master Servicer, Deutsche Bank Trust Company Americas, as Agent and Paying Agent and the Lenders from time to time party thereto, as amended.

71. Amended and Restated Credit Agreement, dated as of July 24, 2013, by and among JGW V, as Borrower, Wentworth, as Master Servicer, Barclays Bank PLC, as Agent, Deutsche Bank Trust Company Americas, as Paying Agent and the Lenders from time to time party thereto, as amended.

Exhibit C-2-11